                                                                   EXHIBIT 10.16






                             LOAN FACILITY AGREEMENT

                                  BY AND AMONG

                            FLOWERS INDUSTRIES, INC.,



                             SUNTRUST BANK, ATLANTA

                                       AND


                      EACH OF THE PARTICIPANTS PARTY HERETO



                          DATED AS OF NOVEMBER 5, 1999

                              AMENDED AND RESTATED
                             LOAN FACILITY AGREEMENT

                                Table of Contents

                                                                                                                PAGE
ARTICLE I.            DEFINITIONS.................................................................................2
SECTION 1.01.           Definitions...............................................................................2
SECTION 1.02.           Accounting Terms.........................................................................18

ARTICLE II.           LOAN FACILITY; COMMITMENT TO MAKE LOANS....................................................18
SECTION 2.01.           Loan Facility............................................................................18
SECTION 2.02.           Conveyance of Participant's Interest.....................................................19
SECTION 2.03.           Funding of Loans; Swing Line; Funding of Participant's Interest in Loans.................20
SECTION 2.04.           Fees ....................................................................................22
SECTION 2.05.           Interest on Funded Participant's Interest................................................22
SECTION 2.06.           Payments and Computations, Etc...........................................................23
SECTION 2.07.           Voluntary Reduction of the Unutilized Commitment.........................................24
SECTION 2.08.           Extension of Commitment..................................................................24
SECTION 2.09.           Pro Rata Treatment.......................................................................25
SECTION 2.10.           Sharing of Setoffs.......................................................................25

ARTICLE III           DISTRIBUTION OF PAYMENTS...................................................................26
SECTION 3.01.           Flowers' Servicing Obligations with Respect to Loans; Collateral; Non-Recourse...........26
SECTION 3.02.           Bank's Obligations with Respect to Loans and Collateral..................................27
SECTION 3.03.           Application of Payments..................................................................27
SECTION 3.04.           Servicing Report and Distributor Status Report...........................................28

ARTICLE IV.           REQUIREMENTS OF NOTES......................................................................28
SECTION 4.01.           Notes....................................................................................28
SECTION 4.02.           Repurchase of Ineligible Notes...........................................................30

ARTICLE V.            REPURCHASE OBLIGATION OF FLOWERS WITH RESPECT TO DEFAULTED LOANS...........................31
SECTION 5.01.           Repurchase Obligation of Flowers.........................................................31
SECTION 5.02.           Transfer of Notes........................................................................31
SECTION 5.03.           Reliance on Repurchase Obligation........................................................32
SECTION 5.04.           Certain Waivers..........................................................................32
SECTION 5.05.           Bankruptcy Rescission....................................................................33

ARTICLE VI.           CONDITIONS OF LOANS........................................................................33

ARTICLE VII.          REPRESENTATIONS AND WARRANTIES.............................................................34
SECTION 7.01.           Corporate Existence and Power............................................................34
SECTION 7.02.           Corporate and Governmental Authorization; No Contravention...............................34
SECTION 7.03.           Binding Effect...........................................................................35
SECTION 7.04.           Financial Information....................................................................35
SECTION 7.05.           No Litigation............................................................................35
SECTION 7.06.           Compliance with ERISA....................................................................35
SECTION 7.07.           Compliance with Laws; Payment of Taxes...................................................35
SECTION 7.08.           Subsidiaries.............................................................................36
SECTION 7.09.           Investment Company Act...................................................................36
SECTION 7.10.           Public Utility Holding Company Act.......................................................36
SECTION 7.11.           Ownership of Property; Liens.............................................................37
SECTION 7.12.           No Default...............................................................................37
SECTION 7.13.           Full Disclosure..........................................................................37
SECTION 7.14.           Environmental Matters....................................................................37
SECTION 7.15.           Capital Stock............................................................................38
SECTION 7.16.           Margin Stock.............................................................................38
SECTION 7.17.           Insurance................................................................................38
SECTION 7.18.           Notes; Books and Records.................................................................38
SECTION 7.19.           Y2K Plan.................................................................................39

ARTICLE VIII.         COVENANTS..................................................................................39
SECTION 8.01.           Information..............................................................................39
SECTION 8.02.           Inspection of Property, Books and Records................................................41
SECTION 8.03.           Maintenance of Existence.................................................................42
SECTION 8.04.           Consolidations, Mergers and Sales of Assets..............................................42
SECTION 8.05.           Use of Proceeds..........................................................................43
SECTION 8.06.           Compliance with Laws; Payment of Taxes...................................................43
SECTION 8.07.           Insurance................................................................................44
SECTION 8.08.           Change in Fiscal Year....................................................................44
SECTION 8.09.           Maintenance of Property..................................................................44
SECTION 8.10.           Environmental Notices....................................................................44
SECTION 8.11.           Environmental Matters....................................................................44
SECTION 8.12.           Environmental Release....................................................................45
SECTION 8.13.           Transactions with Affiliates.............................................................45
SECTION 8.14.           Loans or Advances........................................................................45
SECTION 8.15.           Investments..............................................................................46
SECTION 8.16.           Negative Pledge..........................................................................46
SECTION 8.17.           Adjusted Fixed Charges Coverage Ratio....................................................48
SECTION 8.18.           Leverage Ratio...........................................................................48
SECTION 8.19.           Minimum Consolidated Net Worth...........................................................49
SECTION 8.20.           Minimum Adjusted Consolidated EBDITA.....................................................49
SECTION 8.21.           Subsidiary Borrowings....................................................................49

SECTION 8.22.           Collateral Protection Covenants..........................................................49
SECTION 8.23.           Separateness from Unrestricted Subsidiaries..............................................50
SECTION 8.24.           Year 2000 Compliance.....................................................................51

ARTICLE IX.           EVENTS OF DEFAULT AND ESCROW FUNDING OBLIGATION............................................52
SECTION 9.01.           Events of Default........................................................................52
SECTION 9.02.           Remedies on Default......................................................................54

ARTICLE X.            ESCROW FUNDING OBLIGATION AND ESCROW.......................................................56
SECTION 10.01           Appointment of Escrow Agent..............................................................56
SECTION 10.02           Deposit of Escrow Funds..................................................................56
SECTION 10.03           The Escrow Account.......................................................................56
SECTION 10.04           Payments of Repurchase Price for Defaulted Loans.........................................56
SECTION 10.05           Reduction of Amount in Escrow............................................................56
SECTION 10.06           Fees and Expenses of Escrow Agent........................................................57
SECTION 10.07           Liability of Escrow Agent................................................................57

ARTICLE XI.           THE BANK...................................................................................58
SECTION 11.01.          Appointment of the Bank as Agent.........................................................58
SECTION 11.02.          Nature of Duties of the Bank.............................................................58
SECTION 11.03.          Lack of Reliance on the Bank.............................................................59
SECTION 11.04.          Certain Rights of the Bank...............................................................59
SECTION 11.05.          Reliance by the Bank.....................................................................59
SECTION 11.06.          Indemnification of the Bank..............................................................60
SECTION 11.07.          The Bank in its Individual Capacity......................................................60
SECTION 11.08.          Holders of Participation Certificates....................................................60

ARTICLE XII.          MISCELLANEOUS..............................................................................60
SECTION 12.01.          No Waiver................................................................................60
SECTION 12.02.          Notices..................................................................................61
SECTION 12.03.          Governing Law............................................................................61
SECTION 12.04.          Survival of Representations and Warranties...............................................62
SECTION 12.05.          Descriptive Headings.....................................................................62
SECTION 12.06.          Severability.............................................................................62
SECTION 12.07.          Time is of the Essence...................................................................62
SECTION 12.08.          Counterparts.............................................................................62
SECTION 12.09.          Payment of Costs.........................................................................62
SECTION 12.10.          Benefit of Agreement; Assignments; Participations........................................63
SECTION 12.11.          Third Party Beneficiaries................................................................64
SECTION 12.12.          Cumulative Remedies; No Waiver...........................................................64
SECTION 12.13.          Amendments; Consents.....................................................................64
SECTION 12.14.          Set-Off..................................................................................65
SECTION 12.15.          Indemnity................................................................................65
SECTION 12.16.          Jurisdiction and Venue...................................................................65

SECTION 12.17.          Waiver of Jury Trial.....................................................................66
SECTION 12.18.          Effect on Existing Loan Facility Agreement; Execution of New Loan Documents..............66
SECTION 12.19.          Termination of Agreement.................................................................66

Exhibits:

Exhibit "A" -     Form of Bank Note
Exhibit "B" -     Form of Distributor's Agreement
Exhibit "C" -     Form of Funding Approval Notice
Exhibit "D" -     Form of Participation Certificate
Exhibit "E" -     Form of Weekly Statement
Exhibit "F" -     Form of Weekly Servicing Report to Participants
Exhibit "G" -     Form of Opinion
Exhibit "H" -     Form of Compliance Certificate

Schedules:

Schedule 5.01     -  Quarterly Threshold Amount and Non-Guaranteed Amount
Schedule 7.08     -  Subsidiaries

                            LOAN FACILITY AGREEMENT

         THIS LOAN FACILITY AGREEMENT ("Agreement") is entered into as of the 5th day of November, 1999, by and among FLOWERS INDUSTRIES, INC. ("Flowers"), a Georgia corporation having its principal office at 1919 Flowers Circle, Thomasville, Georgia 31757, SUNTRUST BANK, ATLANTA a Georgia banking corporation (the "Bank"), and SunTrust Bank, Atlanta and each of the other lending institutions listed on the signature pages hereto (SunTrust Bank, Atlanta and such lenders, together with any assignees thereof becoming "Participants" pursuant to the terms of this Agreement, the "Participants").

                                   WITNESSETH:

         WHEREAS, Flowers has established a loan program with the Bank pursuant to that certain Note Purchase, Loan Commitment and Servicing Agreement dated as of September 20, 1996, as amended by that First Amendment to Note Purchase, Loan Commitment and Servicing Agreement, dated as of January 2, 1997, as amended by the Second Amendment to Note Purchase, Loan Commitment and Servicing Agreement, dated as of January 15, 1997, as amended by the Third Amendment to Note Purchase, Loan Commitment and Servicing Agreement, dated as of August 17, 1998, as amended by the Fourth Amendment to Note Purchase, Loan Commitment and Servicing Agreement, dated as of September 25, 1998, by the Bank and as amended by the Fifth Amendment to Note Purchase, Loan Commitment and Servicing Agreement, dated as of July 16, 1999, by and among Flowers and the Bank, and as amended by the Sixth Amendment to Note Purchase Loan Commitment and Servicing Agreement, dated as of October 8, 1999, by and among Flowers and the Bank (the "Existing Loan Facility Agreement") to provide loans to certain distributors of Flowers and its Subsidiaries;

         WHEREAS, Flowers has requested that the Bank increase its Commitment (as defined under the Existing Loan Facility Agreement) and make certain other changes to the Existing Loan Facility Agreement, and the Bank is willing to do so subject to the replacement of the Existing Loan Facility Agreement with this Agreement, pursuant to which the Participants shall purchase participations in the Commitment and the loans to distributors of Flowers and its Subsidiaries outstanding thereunder, and subject to the other terms and conditions hereof;

         WHEREAS, the Participants and the Bank desire Flowers to service all such loans upon the terms and conditions set forth in the Servicing Agreement, dated as of the date hereof, by and between Flowers and the Bank, as the same may be amended, restated, supplemented or otherwise modified from time to time (the "Servicing Agreement"); and

         WHEREAS, Flowers is willing, subject to the limitations set forth herein, to repurchase such loans upon the occurrence of certain events, and is willing to escrow funds for such repurchase, all as more fully set forth below;

         NOW, THEREFORE, upon the terms and conditions hereinafter stated, and in consideration of the mutual premises set forth above and other adequate consideration, the receipt and sufficiency of which is hereby acknowledged, Flowers and the Bank agree that the Existing Loan Facility Agreement is hereby replaced in its entirety by this Agreement, and Flowers, the Bank and the Participants, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

         SECTION 1.01. Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Adjusted Consolidated EBITDA" means at any time the sum of the following, determined on a consolidated basis for Flowers and its Restricted Subsidiaries, at the end of each Fiscal Quarter: (i) Adjusted Consolidated Net Income; plus (ii) Adjusted Consolidated Interest Expense; plus (iii) taxes on income; plus (iv) depreciation; plus (v) amortization; plus (vi) without duplication, other non-cash charges.

         "Adjusted Consolidated Fixed Charges" means at any date the sum of (i) Adjusted Consolidated Interest Expense for the 4 Fiscal Quarter period used in the calculation of Adjusted Consolidated Net Income for the determination of Adjusted EBILT, and (ii) all payment obligations of Flowers and the Restricted Subsidiaries for such period under all operating leases and rental agreements.

         "Adjusted Consolidated Interest Expense" for any period means interest, whether expensed or capitalized, in respect of Indebtedness of Flowers or any of the Restricted Subsidiaries outstanding during such period.

         "Adjusted Consolidated Net Income" means, for any period, the Net Income of Flowers and its Restricted Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items, (ii) any equity interests of Flowers or any Restricted Subsidiary in the unremitted earnings of any Person that is not a Subsidiary, (iii) mark to market adjustments made in connection with Flowers' commodities hedging program in accordance with GAAP and (iv) non-recurring charges of $64,461,000 incurred in the 4th Fiscal Quarter of the 1998 Fiscal Year.

         "Adjusted Consolidated Net Worth" means the Net Worth of Flowers and the Subsidiaries, with all Unrestricted Subsidiaries being accounted for on an equity basis of accounting, and otherwise determined on a consolidated basis in accordance with GAAP.

         "Adjusted Consolidated Total Assets" means, at any time, the total assets of Flowers and its Restricted Subsidiaries, with any investments in Unrestricted Subsidiaries included as assets as if all Unrestricted Subsidiaries were being accounted for on an equity basis of accounting, determined in all other respects on a consolidated basis in accordance with GAAP.

         "Adjusted Consolidated Total Debt" means the aggregate of all Indebtedness (except that, for purposes of determining Adjusted Consolidated Total Debt, letters of credit and similar instruments described in clause (e) of the definition of Indebtedness shall be included only to the extent they have maturities greater than 1 year) of Flowers and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, excluding, however, any Convertible Redeemable Capital Stock or Convertible Subordinated Debt if the current market value of an equity security into which such Convertible Redeemable Capital Stock or Convertible Subordinated Debt is convertible is greater than the conversion price for such security.

         "Adjusted EBILT" means at any date the sum of (i) Adjusted Consolidated Net Income for any 4 of the last 6 Fiscal Quarters ending prior to the date of measurement, such 4 Fiscal Quarters to be selected by Flowers, plus (ii) the sum of Adjusted Consolidated Fixed Charges and taxes on income (including deferred taxes) for the same 4 Fiscal Quarters.

         "Adjusted Total Capitalization" means the sum of (i) Adjusted Consolidated Total Debt and (ii) Adjusted Consolidated Net Worth.

         "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Loan Facility Agreement, either as originally executed or as it may be from time to time supplemented, amended, renewed, extended or otherwise modified.

         "Authorized Signatory" means an officer of Flowers named in the most recent Certificate Regarding Authorized Signatories delivered to the Bank.

         "Business Day" means a day of the year on which commercial banks are not required or authorized to close in Atlanta, Georgia.

         "Capital Stock" means any nonredeemable capital stock of Flowers or any Consolidated Subsidiary (to the extent issued to a Person other than Flowers), whether common or preferred.

         "Capitalized Lease" means any lease which is required to be capitalized on the balance sheet of the lessee pursuant to GAAP but shall exclude any lease which at the time of its incurrence was an operating lease for purposes of GAAP as in effect at such time.

         "CERCLA" means the Comprehensive Environmental Response compensation and Liability Act, 42 U.S.C.ss.9601 et. seq. and its implementing regulations and amendments.


         "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

         "Closing Certificate" means a certificate of an officer of Flowers delivered pursuant to Section 6(g).

         "Closing Date" means November 5, 1999.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

         "Collateral" means the property of a Distributor subject to a security interest or lien which secures a Loan, which shall include all accounts receivable, inventory and other business assets of the Distributor, and all property and assets of any guarantor subject to such a security interest or lien in favor of the Bank as security for obligations incurred pursuant to its guaranty.

         "Collections" means, with respect to any Loan, all cash collections and other cash proceeds received in connection therewith, including without limitation, all Payments, Insurance Proceeds and Liquidation Proceeds.

         "Commitment" has the meaning set forth in Section 2.01(b).

         "Commitment Fee" has the meaning set forth in Section 2.04.

         "Commitment Termination Date" has the meaning set forth in Section 2.01(b).

         "Compliance Certificate" has the meaning set forth in Section 8.01(c).

         "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of Flowers in its consolidated financial statements as of such date.

         "Consolidated Total Assets" means, at any time, the total assets of Flowers and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of Flowers and its Consolidated Subsidiaries, prepared in accordance with GAAP.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Flowers, are treated as a single employer under Section 414 of the Code.

         "Convertible Redeemable Capital Stock" means any Capital Stock that by its terms (or by the terms of any agreement by which, or equity security into which, it is convertible or for which it is exchangeable or any other agreement) or upon the happening of any event matures or is or will become mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or is exchangeable for or convertible into an equity security of Flowers.

         "Convertible Subordinated Debt" means any Indebtedness of Flowers (i) which is and remains subordinated in right of payment to the obligations of Flowers hereunder and (ii) which by its terms is exchangeable for or convertible into an equity security of Flowers.

         "Customary Practices" means Flowers' or any of the Selling Subsidiaries' normal and customary practices with respect to the approval, servicing and administration of the Loans, as in effect from time to time, which practices shall be consistent with the standard approval, servicing and administration policies employed by Flowers with respect to all Loans held by it in its own portfolio as of the Closing Date, including without limitation, the policies and procedures set forth in the Policies and Procedures Manual delivered to the Bank on the Closing Date.

         "Cut-Off Date" means (i) as of the Closing Date, November 5, 1999 and
(ii) with respect to each Statement delivered after the Closing Date, the second preceding Saturday to the relevant Payment Date.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Default Interest" has the meaning set forth in Section 2.06(b).

         "Defaulted Loan" has the meaning set forth in Section 5.01.

         "Distributor" means a Person or Persons obligated on an outstanding Loan, whether the Person that originally executed and delivered the Note and the Distributor's Agreement underlying such Loan, or any Person or Persons that assumes such Loan.

         "Distributor Loan Documents" means (i) with respect to each Purchased Loan, a loan application, a Note duly endorsed to the order of the Bank, a recorded UCC-1 financing statement, a guaranty, if any, and a Distributor's Agreement containing a security interest securing the Note, assigned to the Bank, (ii) with respect to each Existing Loan, other than a Purchased Loan, a loan application, a Note in favor of the Bank, a security agreement, a recorded UCC-1 financing statement, a guaranty, if any, and a disbursement and set-off authorization and (iii) with respect to each Loan made on or after the Closing Date, a Note in favor of the Bank, and a recorded UCC-1 financing statement.

         "Distributor Loan File" means the files maintained by Flowers, which shall include true and correct copies of the Distributor Loan Documents pertaining to a particular Loan and any additional documents required to be added to the Distributor Loan File pursuant to this Agreement.

         "Distributor Loan Interest Rate" means the annual rate at which interest accrues on any Loan, which rate shall be, in the case of any Purchased Loan, the rate set forth in the Purchased Note and, in the case of any other Loan, twelve percent (12.0%) per annum, calculated on the basis of a 360-day year for the actual number of days elapsed (or 12.1667% per annum calculated on the basis of a 365-day year for the actual number of days elapsed).

         "Distributor Route" means, in respect of a Distributor for whom a Loan is outstanding, the contractual right of such Distributor to distribute products of Flowers or its Subsidiaries in a specified geographic location set forth in a Distributor's Agreement, together with all "Distributor's Rights" (as such term is defined therein) and the related accounts receivable, inventory and equipment securing a Loan.

         "Distributor's Agreement" means the contractual arrangement between Flowers or one of the Selling Subsidiaries with a Distributor for whom a Loan is outstanding whereby such Distributor agrees to distribute Flowers' product in a specified geographic location and Flowers or one of its Subsidiaries agrees to provide the Distributor with product and other services, including its Proprietary Administrative Services, such agreement to be substantially in the form of Exhibit "B" attached hereto.

         "Dollars" or "$" means dollars in lawful currency of the United States of America.

         "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof having total assets in excess of $1,000,000,000.00 or any commercial finance or asset-based lending Affiliate of any such commercial bank and (ii) any Participant.

         "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

         "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of Flowers or any Restricted Subsidiary required by any Environmental Requirement.

         "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Agency or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

         "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

         "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

         "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

         "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

         "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to Flowers, any Restricted Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

         "Escrow Account" shall have the meaning set forth in Section 10.02.

         "Escrow Agent" shall have the meaning set forth in Section 10.01.

         "Escrow Funding Obligation" shall mean Flowers' obligation to put immediately available funds in escrow described in Article X in the amount of the Maximum Recourse Amount at the time such escrow is required to be funded, and the ongoing obligation of Flowers to increase such funds on the first day of each Fiscal Quarter as set forth in Section 10.02.

         "Event of Default" has the meaning set forth in Section 9.01.

         "Existing Loan Facility Agreement" has the meaning set forth in the Recital paragraphs to this Agreement.

         "Existing Loan" means any of the Purchased Loans and the loans to Distributors made by the Bank pursuant to the Existing Loan Facility Agreement as in effect from time to time.

         "Existing Note" means any of the Purchased Notes or the promissory notes from the Distributors to the Bank substantially in the form attached to the Existing Loan Facility Agreement as in effect from time to time.

         "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day that is a Business Day, the average quotations for the day of such transactions received by the Bank from three federal funds brokers of recognized standing selected by it.

         "Fiscal Quarter" means any fiscal quarter of Flowers.

         "Fiscal Year" means any fiscal year of Flowers.

         "Flower's Credit Agreement" means that certain $500,000,000 Amended and Restated Credit Agreement, dated as of January 30, 1998, among Flowers, the Banks listed therein, Wachovia Bank, N.A., as Bank, Bank of Nova Scotia, as Documentation Bank and NationsBank, N.A., as Syndications Bank, as from time to time in effect.

         "Flowers Security Agreement" means the Security Agreement, dated as of September 20, 1996, executed by Flowers and certain of its Subsidiaries in favor of the Bank, as amended by that certain First Amendment to Security Agreement, dated as of the date hereof, by and among Flowers, such Subsidiaries and the Bank.

         "Funded Participant's Interest" means the aggregate outstanding amount of Participant Fundings made by a Participant hereunder with respect to the Loans, and shall include, with respect to the Bank, the aggregate outstanding amount of Swing Line Loans made with respect to Loans.

         "Funding Approval Notice" means a written notice from Flowers or a Selling Subsidiary to the Bank setting forth an authorization for a Loan, containing such information required by, and in substantially the form of, Exhibit "C" attached hereto, appropriately completed.

         "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

         "General Assignment" shall mean, collectively, each assignment from each of Flowers and the Selling Subsidiaries, dated as of the Note Purchase Date, assigning and transferring to the Bank each of the Purchased Loans and collateral therefor owned by such Person.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividends or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such Indebtedness or obligation or any property constituting security therefore;

                  (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligations;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

                  (d) otherwise to assure the owner of such Indebtedness or obligations against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof,
(d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

         "Indebtedness" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capitalized Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                  (f) Swaps of such Person; and

                  (g) any Guaranty of such Person with respect to liabilities of a type described in any clauses (a) through (f) hereof.

         "Ineligible Note" has the meaning set forth in Section 4.02.

         "Insurance Proceeds" means proceeds of any insurance payable to Flowers or a Selling Subsidiary in connection with a Distribution Route securing a Loan unless such proceeds are released to the Distributor in accordance with Customary Practices or are paid to Flowers or a Selling Subsidiary pursuant to a liability policy.

         "Interest Period" means, with respect to the calculation of LIBOR hereunder, a period of one month, initially commencing on July 20, 1999; provided that, (i) the first day of any Interest Period must be a Business Day,
(ii) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case the Interest Period shall end on the next preceding Business Day, and (iii) the first day of each succeeding Interest Period shall be the last day of the preceding Interest Period.

         "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guaranty or assumption of any obligation of such Person or otherwise.

         "Keebler" means Keebler Foods Company, a Delaware corporation with its principal place of business in Elmhurst, Illinois.

         "Keebler Acquisition" means, collectively, the acquisition by Flowers
(i) from Artal Luxemburg S.A., pursuant to a Stock Purchase Agreement dated as of January 28, 1998, of an aggregate of 9,581,169 shares of common capital stock in Keebler, and (ii) from Bermore Limited, pursuant to a Stock Purchase and Stockholder's Agreement dated as of January 28, 1998, of an aggregate of 1,616,691 shares of common capital stock in Keebler, as a result of which, after giving effect to the Keebler Accession, Flowers will own approximately 51% of the common capital stock of Keebler, on a fully-diluted basis.

         "Leverage Ratio" means the ratio of Adjusted Consolidated Total Debt to Adjusted Total Capitalization.

         "LIBOR" means, for each Interest Period, the offered rate for deposits in Dollars determined by the Bank for the Interest Period appearing on Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day that is two Business Days prior to the first day of such Interest Period. If the foregoing rate is unavailable from the Telerate for any reason, then such rate shall be determined by the Bank from the Reuters Screen LIBO Page as of 11:00 a.m. (London, England time) on the day that is two Business Days prior to the first day of such Interest Period; if two or more of such rates appear on the Reuters Screen LIBO Page, the rate shall be the arithmetic mean of such rates. If the foregoing rate is also unavailable from the Reuters Screen for any reason, then such rate shall be determined by the Bank on any other interest rate reporting service of recognized standing designated in writing by the Bank to Flowers, in any such case rounded, if necessary, to the next higher 1/16 of 1.0%, if the rate is not such a multiple. If a Reserve Percentage becomes applicable, LIBOR shall be appropriately adjusted.

         "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Indebtedness or a Guaranty, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, Flowers or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement relating to such asset.

         "Liquidation Proceeds" means all amounts collected by Flowers or a Selling Subsidiary, individually or as agent for the Bank, with respect to a Defaulted Loan (other than Insurance Proceeds).

         "Loan" means any of the Existing Loans or the New Loans.

         "Loan Closing Date" means, with respect to any Loan, the date on which the documents governing such Loan are executed and delivered and such Loan is funded.

         "Loan Default" means an occurrence with respect to a Loan which is defined by the applicable Distributor Loan Documents to be an event of default.

         "Loan Indebtedness" means all amounts due and payable by a Distributor under the terms of the Distributor Loan Documents for a given Loan, including, without limitation, outstanding principal, accrued interest, any commitment fees, and all reasonable costs and expenses of any legal proceeding brought by the Bank to collect any of the foregoing (including without limitation, reasonable attorneys' fees actually incurred).

         "Loan Payment Default" means the failure of a Distributor to make a payment of principal, accrued interest thereon or any other amounts, within the cure period following the due date therefor, as provided under the applicable Loan Documents.

         "Margin Stock" means "margin stock" as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of Flowers and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Bank under the Distributor Loan Documents generally, this Agreement, the Servicing Agreement or the Flowers Security Agreement or the ability of Flowers or any Selling Subsidiary to perform its obligations under the Distributor Loan Documents generally, this Agreement, the Servicing Agreement or the Flowers Security Agreement, as applicable, or (c) the legality, validity or enforceability of the Distributor Loan Documents generally, this Agreement, the Servicing Agreement or the Flowers Security Agreement.

         "Material Subsidiary" means, as of each date of determination, any Restricted Subsidiary that would at such time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the Closing Date) of the Company.

         "Maximum Commitment Amount" means $80,000,000, as such amount may be reduced pursuant to Section 2.07.

         "Maximum Recourse Amount" means, as of any date of determination, the greater of (i) the Quarterly Threshold Amount in effect as of such date, and
(ii) (x) the aggregate Principal Balance of the Loans outstanding hereunder on such date minus (y) the applicable Non-Guaranteed Amount as of such date.

         "Mission Critical Systems and Equipment" means Flowers and its Subsidiaries' hardware and software systems, and equipment relating to the operation of its business and its general business plan, including, without limitation, equipment in addition to computers, and with respect to which, the failure to properly function would have a Material Adverse Effect.

         "Multiemployer Plan" has the meaning set forth in Section 4001(a) (3) of ERISA.

         "Net Income" means, as applied to any Person for any Period the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

         "Net Proceeds of Capital Stock" means any proceeds received by Flowers or a Consolidated Subsidiary in respect of the issuance of Capital Stock, after deducting therefrom all reasonable and customary costs and expenses incurred by Flowers or such Consolidated Subsidiary directly in connection with the issuance of such Capital Stock.

         "Net Worth" of any Person means the Total Assets of such Person less all liabilities of such Person which would be shown as liabilities on a balance sheet of such Person as of such time prepared in accordance with GAAP.

         "New Loan" means any loan made by the Bank to a Distributor pursuant to the terms hereof and of the Servicing Agreement, on or after the Closing Date.

         "New Note" means a promissory note from a Distributor to the Bank substantially in the form of Exhibit "A" attached hereto, evidencing a New Loan.

         "Non-Guaranteed Amount" means, for any period, the amount set forth on
Schedule 5.01 for such period.

         "Note Purchase Date" means September 20, 1996, the date on which the Bank purchased the Purchased Notes from Flowers and the Selling Subsidiaries.

         "Notes" means, collectively, the Existing Notes and the New Notes.

         "Operating Profits" means, as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with GAAP.

         "Participating Commitment" means the amount set forth opposite each Participant's name on the signature pages hereof, as such amount may be modified by assignment pursuant to the terms hereof; provided that, following the termination of the Commitment, each Participant's Participating Commitment shall be deemed to be its Pro Rata Share of the aggregate Loans.

         "Participant Funding" means a funding by the Participants of their Pro Rata Share of Loans.

         "Participant Funding Request" has the meaning set forth in Section 2.03(b).

         "Participant's Interest" has the meaning set forth in Section 2.02.

         "Participant's Unused Commitment" means, with respect to any Participant, the difference between such Participant's Participating Commitment and such Participant's Funded Participant's Interest.

         "Participation Certificate" means, a certificate issued by the Bank to a Participant, substantially in the form of Exhibit "D" attached hereto, evidencing such Participant's ownership interest conveyed hereunder.

         "Payment" means any Scheduled Payment or Prepayment of a Loan.

         "Payment Date" means the first Business Day of each calendar week.

         "Payment Period" means (i) initially, the period commencing on the Closing Date and ending on the date immediately prior to the next Payment Date and (ii) thereafter, the period commencing on each Payment Date and ending on the next Payment Date.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Investments" means commercial paper, certificates of deposit or repurchase agreements of banks organized under the laws of the United States with a long term debt rating of A+ or better by Standard & Poor's, a division of McGraw-Hill, Inc. or Moody's Investors Services, Inc., United States Treasury bills and other obligations of the United States government, each with a term of one year or less.

         "Permitted Keebler Investments" means: (i) the Keebler Acquisition; and
(ii) additional shares of common capital stock in Keebler acquired from time to time (a) from third parties in the open market, (b) from Bermore Limited and Artal Luxemburg S.A. in private transactions, (c) from management of Keebler in private transactions and/or (d) from Keebler as part of an offering of stock by Keebler (whether public or private), but in the case of this clause (d), only to the extent necessary for Flowers to maintain ownership of at least 51% of the common capital stock of Keebler, on a fully-diluted basis.

         "Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

         "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the Payment of any amount upon liquidation or dissolution of such corporation.

         "Prepayment" means any full or partial prepayment of principal together with accrued and unpaid interest thereon any Loan.

         "Principal Balance" means, with respect to any Loan, the outstanding principal balance of such Loan after application of any Payment, Insurance Proceeds or Liquidation Proceeds received as of such date.

         "Program Documents" means and include, as the context requires, this Agreement, the Servicing Agreement, the Flowers Security Agreement, the General Assignment, the Distributor Loan Documents and any and all other instruments, agreements, documents and writings contemplated hereby or executed in connection herewith or the Notes.

         "Properties" means all real property owned, leased or otherwise used or occupied by Flowers or any Restricted Subsidiary, wherever located.

         "Proprietary Administrative Services" means all right, title and interest of the Flowers and its Subsidiaries in and to all books, records, computer software, customer lists, computer equipment and other personal property used in connection with the proprietary administrative services provided to the Distributors.

         "Pro Rata Share" means, with respect to each of the Participants, the percentage designated as such Participant's Pro Rata Share on the signature pages hereof, as such percentage may change from time to time as a result of assignments or amendments pursuant to this Agreement.

         "Purchased Loans" shall mean all loans made by Flowers or any Selling Subsidiary to their Distributors to finance the purchase of Distributor Routes secured by a first priority lien on such Distributor Routes, and conveyed, assigned and sold to Bank pursuant to the Existing Loan Facility Agreement.

         "Purchased Notes" shall mean all promissory notes of Distributors initially owned and held by Flowers and the Selling Subsidiaries evidencing Purchased Loans.

         "Quarterly Payment Date" means the last day of each calendar quarter.

         "Quarterly Threshold Amount" means, for any period, the amount set forth on Schedule 5.01 for such period.

         "Repurchase Price" has the meaning set forth in Section 5.01.

         "Required Participants" means, at any time, the Participants holding at least 66 2/3% of the sum of (x) aggregate Funded Participant's Interests, plus
(y) the Participant's Unused Commitments, or, following the termination of the Commitment, the Participants holding at least 66 2/3% of the aggregate outstanding Funded Participant's Interests at such time.

         "Reserve Percentage" means, for any day, the stated maximum rate (expressed as a decimal) of all reserves required to be maintained with respect to liabilities or assets consisting of or including "Eurocurrency liabilities," as prescribed by Regulation D of the Board of Governors of the Federal Reserve System (or by any other governmental body having jurisdiction with respect thereto), including, without limitation, any basic, marginal, emergency, supplemental, special, transitional or other reserves, the rate so determined to be rounded upward to the nearest whole multiple of 1/100 of 1%.

         "Responsible Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of Flowers, and any other officer of Flowers with responsibility for the administration of the relevant portion of this Agreement or the Distributor Loan Documents.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary.

         "Reuters Screen" means, when used in connection with any designated page and LIBOR, the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

         "Scheduled Payment" means the weekly payment of principal and interest which is payable by a Distributor from time to time with respect to a Loan.

         "Selling Subsidiary" means, on any date, each Subsidiary of Flowers in respect of which there is outstanding on such date a Loan to one or more Distributors of such Selling Subsidiary.

         "Servicer" means Flowers unless and until Flowers is removed as Servicer pursuant to the Servicing Agreement.

         "Servicer Advance" has the meaning set forth in the Servicing Agreement

         "Servicing Agreement" means that certain Servicing Agreement, dated as of the date hereof, by and between Flowers and the Bank, as amended, restated, supplemented or otherwise modified from time to time.

         "Statement" means the weekly report prepared for the Bank by the Servicer, substantially in the form of Exhibit "E" attached hereto.

         "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Flowers.

         "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended Fiscal Quarter of such Person, based on the assumption that such Swap had terminated at the end of such Fiscal Quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Swing Line Loan" has the meaning set forth in Section 2.03(a).

         "Telerate" means, when used in connection with any designated page and LIBOR, the display page so designated on the Telerate, Inc. Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

         "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of Flowers' business and on a temporary basis.

         "Total Assets" means, with respect to any Person at any time, the total assets of such Person as set forth or reflected on the most recent consolidated balance sheet of such Person, prepared in accordance with GAAP.

         "Total Capitalization" means the sum of (i) Consolidated Total Debt and
(ii) Consolidated Net Worth.

         "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets applicable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         "Unrestricted Subsidiary" means, so long as Keebler is a Subsidiary, Keebler, or any of its Subsidiaries, and "Unrestricted Subsidiaries" means, collectively, Keebler and its Subsidiaries.

         "Upfront Fee" has the meaning set forth in Section 2.4(a).

         "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by Flowers.

         "Y2K Plan" has the meaning set forth in Section 7.19.

         "Year 2000 Compliant and Ready" means that (a) Flowers and its Subsidiaries hardware and software systems with respect to the operation of its business will, in all material respects: (i) handle date information involving any and all dates before, during and after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part;
(ii) operate, accurately without unscheduled interruption on and in respect of any and all dates before, during and after January 1, 2000 and without any change in performance; and (iii) store and provide date input information without creating any ambiguity as to the century; and (b) Flowers has developed alternative plans to ensure business continuity in the event of the failure of any or all of items (i) through (iii) in clause (a) above in this definition.

         SECTION 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed as having the respective meanings customary under GAAP consistently applied from and after the date of this Agreement.


                                  ARTICLE II.

                    LOAN FACILITY; COMMITMENT TO MAKE LOANS

         SECTION 2.01. Loan Facility

         (a) Subject to this Agreement becoming effective, all Existing Loans are hereby deemed to be outstanding as Loans under the Commitment and this Agreement.

         (b) Subject to and upon the terms and conditions set forth in this Agreement, the Bank hereby agrees to make Loans to such Distributors as may be named by Flowers or any Selling Subsidiary in its Funding Approval Notices received during the period on or after the Closing Date but prior to November 3, 2000 (as such period may be extended pursuant to Section 2.08 hereto, the "Commitment Termination Date"), in an aggregate principal amount at any one time outstanding not to exceed an amount equal to the Maximum Commitment Amount (the "Commitment").

         (c) Within the limits of the Commitment and in accordance with the procedures set forth in the Servicing Agreement, Flowers may authorize the Bank to make Loans under the terms of this Agreement for its Distributors in accordance with its Customary Practices. Each Loan shall be for a term of not more than ten (10) years, to be amortized in equal weekly payments of principal and interest. Each Loan shall bear interest at a fixed rate per annum equal to the

Distributor Loan Interest Rate. Each Loan may be prepaid at any time by the Distributor without penalty or premium, but with interest accrued thereon on the amount prepaid.

         (d) The Bank's obligation to make a Loan under the Distributor Loan Documents is subject to the fulfillment of the following conditions as of the Loan Closing Date of such Loan:

                  (i) this Agreement and each of the other Program Documents shall be in full force and effect;

                  (ii) the representations and warranties of Flowers contained in Article VII hereof shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the Loan Closing Date of such Loan;

                  (iii) the Bank shall have received a Funding Approval Notice executed by Flowers or the appropriate Selling Subsidiary authorizing such Loan, the original Note evidencing such Loan executed by the Distributor and a copy of the UCC-1 Financing Statement executed by the Distributor;

                  (iv) all precedents and conditions to the Loan specified in the Servicing Agreement shall have been satisfied or waived by the Bank; and

                  (v) no Event of Default or Default exists or would result therefrom.

         In addition, if the Subsidiary of Flowers which is party to the Distributor's Agreement is not a Selling Subsidiary, Flowers shall cause such Subsidiary to become a party to the Flowers Security Agreement and to execute such UCC-1 financing statements as the Bank shall reasonably require in connection therewith.

         SECTION 2.02. Conveyance of Participant's Interest.

         (a) The Bank hereby sells, assigns, transfers and conveys to the Participants, without recourse or warranty, and each Participant hereby purchases from the Bank, an undivided percentage ownership interest (which percentage shall be equal to each Participant's Pro Rata Share) in (i) the Commitment, (ii) the Loans, including, without limitation, the Existing Loans,
(iii) the benefit of the Collateral, (iv) all rights against any guarantor of any Loan, including Flowers, (v) the Distributor Loan Documents, (vi) all rights pursuant to any guaranty of the obligations of Flowers hereunder and (viii) all right, title and interest to any payment or right to receive payment with respect to the foregoing (collectively, the "Participant's Interest"). Notwithstanding the foregoing, each Participant's right to receive payments of interest, commitment fees or other fees with respect to the Commitment and the Loans shall not exceed the amounts which such Participant is entitled to receive pursuant to the terms of this Agreement.

         (b) In consideration of the entry by each Participant into this Agreement and the obligation of each Participant hereunder, the Bank shall issue a Participation Certificate to each

Participant on the Closing Date. Each Participation Certificate shall evidence such Participant's Participating Commitment, and the Funded Participant's Interest outstanding thereunder shall bear interest as hereinafter set forth and shall be payable as hereinafter set forth.

         (c) In accordance with the terms and conditions hereof, and in consideration of the sale of the Participant's Interest to such Participant, each Participant severally agrees from time to time, during the period commencing on the Closing Date and ending on the Commitment Termination Date to fund its Pro Rata Share of outstanding Loans made by the Bank to the Distributors in an aggregate amount at any one time outstanding not to exceed such Participant's Participating Commitment (subject to each Participant's obligations pursuant to Section 2.03(d) hereof).

         (d) The Bank (i) represents and warrants to each Participant that it is the legal and beneficial owner of the Participant's Interest being conveyed to such Participant, and that such Participant's Interest is free and clear of any lien or other encumbrance; (ii) makes no representation or warranty to any Participant, and assumes no responsibility with respect to, any statements, warranties or representations made by Flowers or any of its Subsidiaries in or in connection with this Agreement and the other Program Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (iii) makes no representation or warranty to any Participant, and assumes no responsibility, with respect to the financial condition of the Flowers, any of its Subsidiaries or any of the Distributors, or the performance or observance by the Flowers, any of its Subsidiaries or any of the Distributors of any of their obligations under this Agreement, any other Program Documents, any of the Distributor Loan Documents or any other instrument or document furnished pursuant hereto or thereto.

         (e) Each Participant (i) confirms that it has received a copy of this Agreement and the other Program Documents, together with copies of the financial statements referred to in Section 7.04 of this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; and (ii) agrees that it will, independently and without reliance upon the Bank or any other Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Program Documents.

         SECTION 2.03. Funding of Loans; Swing Line; Funding of Participant's Interest in Loans.

         (a) The Bank shall fund Loans requested by Flowers in accordance with the terms of the Funding Approval Notice, the applicable Distributor Loan Documents and the Servicing Agreement. On the date of any such funding, the Bank shall elect whether or not to require the Participants to fund their respective Pro Rata Share of such Loan or Loans to be made on such date. In the event that the Bank elects not to require the Participants to fund their Pro Rata Share of the Loans on such date, the Bank shall make such Loans (each, a "Swing Line Loan") to the

Distributors for the account of the Bank; provided that, the aggregate amount of Swing Line Loans outstanding on any date shall not exceed $10,000,000 and further provided that the sum of (x) the aggregate outstanding Swing Line Loans plus (y) the aggregate outstanding Funded Participant's Interests (exclusive of the Swing Line Loans) shall not exceed the Maximum Commitment Amount. If (i) any Event of Default shall have occurred, (ii) after giving effect to any requested Loan, the aggregate Swing Line Loans outstanding hereunder would exceed $10,000,000, or (iii) the Bank otherwise determines in its sole discretion to request a Participant Funding hereunder, then the Bank shall notify the Participants pursuant to subsection (b) requesting a Participant Funding.

         (b) In the event that the Bank desires that the Participants fund their respective Pro Rata Shares of Loans made or outstanding pursuant to the Distributor Loan Documents, the Bank shall deliver written or telecopy notice to the Participants (or telephonic notice promptly confirmed in writing or by telecopy) (a "Participant Funding Request") by no later than 10:00 a.m. (Atlanta, Georgia time) on the date which is the requested date of the Participant Funding which shall specify (x) the date of the Participant Funding, which shall be a Business Day, and (y) each Participant's Pro Rata Share of the Loans outstanding to be funded in connection with such Participant Funding.

         (c) Each Participant shall make its Participant Funding in the amount of its Pro Rata Share on the proposed date thereof by wire transfer of immediately available funds to the Bank in Atlanta, Georgia by not later than 2:00 P.M. (Atlanta, Georgia time). Unless the Bank shall have received notice from a Participant prior to the date of any Participant Funding that such Participant will not make available to the Bank such Participant's Pro Rata Share of such Participant Funding, the Bank may assume that the Participant has made such portion available to the Bank on the date of such Participant Funding in accordance with this subsection (c) and the Bank may, in reliance on such assumption, make available to the Distributors a corresponding amount. If and to the extent that such Participant shall not have made such portion available to the Bank, such Participant and Flowers shall severally agree to repay the Bank forthwith (on demand in the case of the Participant and within three (3) days of such demand in the case of Flowers), without duplication, such amount with interest at the Federal Funds Rate plus 2% per annum and, until such time as such Participant has repaid to the Bank such amount, such Participant shall (i) have no right to vote regarding any issue on which voting is required or advisable under this Agreement or the other Program Documents, and (ii) shall not be entitled to receive any payments of interest, fees or repayment of the principal amount of such Loans which the Participant has failed to pay to the Bank. If such Participant repays such amount to the Bank, then such amount shall constitute part of such Participant's Funded Participant's Interest. If Flowers repays such amount to the Bank, the Bank shall assign Notes back to Flowers in accordance with Section 5.02 hereof in an aggregate principal amount as close to, but not exceeding, the amount of such payment, and Flowers will be deemed to have purchased a participation in the Funded Participant's Interest of the non-paying Participant to the extent of the excess.

         (d) Each Participant's obligations to fund its Pro Rata Share of any requested Participant Funding shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense, or other right which such Participant may have against the Bank, Flowers or any Distributor or any other Person for any reason whatsoever,
(ii) the occurrence of any Default or Event of Default, (iii) the occurrence of any Loan Default, (iv) the occurrence of any Repurchase Obligation pursuant to
Section 5.01 hereof, (v) any adverse change in the condition (financial or otherwise) of Flowers or any other Subsidiary or any Distributor, (vi) the acceleration or maturity of any Loan or Flowers' obligations hereunder or the termination of the Commitment or the Participating Commitments after the making of any Swing Line Loans, (vii) any breach of this Agreement by Flowers or any other Participant, or (viii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         (e) Notwithstanding the foregoing provisions of this Section 2.03, no Participant shall be required to fund its Pro Rata Share of any requested Participant Funding for purposes of refunding a Swing Line Loan pursuant to subsection (d) above if a Loan Default with respect to the relevant Loan has occurred and is continuing and, prior to the making by the Bank of such Swing Line Loan, the Bank had received written notice from Flowers, the relevant Distributor or any Participant specifying that such Loan Default had occurred and was continuing (and identifying the same as a Loan Default, as the case may be) which has not been cured or waived; provided that, in the case of a Loan Default arising from a Default or Event of Default where the Participants are not pursuing remedies, the Participants will be obligated to fund their respective Pro Rata Shares of Swing Line Loans as long as the aggregate amount of such Swing Line Loans does not exceed $5,000,000.

         SECTION 2.04. Fees.

         (a) Flowers shall pay to the Bank, for the ratable benefit of the Participants, on the Closing Date, an upfront fee (the "Upfront Fee") in an amount equal to $400,000. Promptly upon the Bank's receipt thereof, the Bank shall promptly pay the Upfront Fee to the Participants, pro rata based on their respective Pro Rata Shares.

         (b) Flowers shall pay to the Bank, for the ratable benefit of the Participants, quarterly in arrears on each Quarterly Payment Date, commencing on September 30, 1999 and continuing thereafter, a commitment fee (the "Commitment Fee") in an amount equal to one eighth of one percent per annum (0.125%) per annum multiplied by the average daily amount of the Participant's Unused Commitments during the calendar quarter ending on such Quarterly Payment Date, for the period commencing on the Closing Date and ending on the Commitment Termination Date, or such earlier date as the Participating Commitments shall expire or terminate. Promptly upon the Bank's receipt thereof, the Bank shall promptly pay the Commitment Fee to the Participants, pro rata based on their respective Pro Rata Shares.

         SECTION 2.05. Interest on Funded Participant's Interest.

         (a) Subject to Section 2.06, the Bank shall pay to the Participants, pro rata based upon their respective Pro Rata Shares, weekly in arrears on each Payment Date, interest on the

Participant's Funded Participant's Interests in an amount equal to the sum of
(a) with respect to the average daily Maximum Recourse Amount for the week ending on such Payment Date, the amount of interest which would have accrued thereon during such week at a rate of interest equal to LIBOR plus one and one-eighth of one percent (1.125%) per annum and (b) with respect to the remaining aggregate Principal Balance of the Loans, the amount of interest which would have accrued thereon during such week at a rate of interest equal to LIBOR plus one and five-eighths of one percent (1.625%) per annum.

         (b) Interest on the Participant's Funded Participant's Interests shall be payable in arrears by the Bank to the Participants on each Payment Date, commencing on November 8, 1999 and continuing thereafter, from and to the extent of the sum of (x) interest payments received by the Bank on the Loans during the week ending on such Payment Date and (y) other amounts received by the Bank hereunder.

         (c) In the event that the interest and other amounts received by the Bank from Flowers and the Distributors during any week are insufficient to pay the interest to the Participants required to be paid on any Payment Date pursuant hereto and all other amounts required to be paid to the Bank and the Participants during such week, Flowers shall, upon demand of the Bank, immediately fund such difference to the Bank (with such payment allocated to specific Loan Payment Defaults as agreed by Flowers and Bank) and if such shortfall results from Loan Payment Defaults rather than interest rate variances, either, at the election of the Flowers, (x) Flowers shall be reimbursed by the Bank upon receipt of such amount from the applicable Distributor, (y) the Loan Indebtedness of such Distributor shall be deemed to be reduced by such amount for purposes of a repayment or purchase of such Defaulted Loan by Flowers in accordance with the terms of this Agreement or (z) if elected by Flowers and if such amount is sufficient to cure any Loan Payment Default, such amount shall be deemed to have satisfied Flower's obligation to cure such Loan Payment Default hereunder.

         SECTION 2.06. Payments and Computations, Etc.

         (a) All amounts to be paid by Flowers hereunder shall be paid no later than 2:00 P.M. (Atlanta, Georgia time) on the day when due in same day funds to office of the Bank located in Atlanta, Georgia.

         (b) Flowers shall, to the extent permitted by law, pay to the Bank on demand from time to time interest on any amount not paid by Flowers when due hereunder (including its Escrow Funding Obligation) at an interest rate per annum equal to two percent (2%) per annum above the otherwise applicable rate of interest per annum (the "Default Interest").

         (c) All computations of interest and other amounts due hereunder shall be made on the basis of a year of 360 days and the actual number of days elapsed. Whenever a payment which is to be made hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

         SECTION 2.07. Voluntary Reduction of the Unutilized Commitment .

Upon at least three (3) Business Days' prior telephonic notice (promptly confirmed in writing) to the Bank, Flowers shall have the right, without premium or penalty, to terminate the Commitment, in part or in whole, provided that (i) any such termination shall apply to permanently reduce the Commitment, (ii) any such termination shall apply to proportionately and permanently reduce the Participating Commitments of each of the Participants, (ii) any partial termination pursuant to this Section 2.07 shall be in an amount of at least $5,000,000 and integral multiples of $1,000,000, and (iii) the Commitment may not be reduced if, as a result thereof, the amount of the Commitment would be less than the aggregate sum of all outstanding Loans pursuant to such the Commitment.

         SECTION 2.08. Extension of Commitment.

         (a) Flowers may, by written notice to the Bank (which shall promptly deliver a copy to each Participant), given not more than sixty (60) days prior to any anniversary to the date of this Agreement while the Commitment is in effect, request that the Participants extend the then scheduled Commitment Termination Date (the "Existing Date") for an additional 364-day period. Each Participant shall, by notice to the Bank given within 15 days after receipt of such request, advise Flowers and the Bank whether or not such Participant consents to the extension request (and any Participant which does not respond during such 15-day period shall be deemed to have advised Flowers and the Bank that it will not agree to such extension.)

         (b) In the event that on the 15th Business Day after receipt of the notice delivered pursuant to subsection (a) above, all of the Participants shall have agreed to extend their respective Participating Commitments, the Commitment Termination Date shall be deemed to have been extended, effective as of the Existing Date, to the date which is 364 days thereafter.

         (c) In the event that, on the 15th Business Day after receipt of the notice delivered pursuant to subsection (a) above, all of the Participants shall not have agreed to extend their respective Participating Commitments, Flowers and the Bank shall notify the consenting Participants ("Consenting Participants") of the amount of the Participating Commitments of the non-extending Participants ("Non-Consenting Participants") and such Consenting Participants shall, by notice to Flowers and the Bank given within ten (10) Business Days after receipt of such notice, advise Flowers and Bank whether or not such Participant wishes to purchase all or a portion of the Participating Commitments of the Non-Consenting Participants (and any Participant which does not respond during such 10-Business Day period shall be deemed to have rejected such offer). In the event that more than one Consenting Participant agrees to purchase all or a portion of such Participating Commitments, Flowers and the Bank shall allocate such Participating Commitments among such Consenting Participants so as to preserve, to the extent possible, the relative pro rata shares of the Consenting Participants of the Participating Commitments prior to such extension request. If Consenting Participants do not elect to assume all of the Participating Commitments of the Non-Consenting Participants, Flowers shall have the right, subject to the terms and conditions of Section 12.10, to arrange for one or more banks (any such bank being called a "New Participant"), to purchase the Participating Commitment of any Non-Consenting

Participant. Each Non-Consenting Participant shall assign its Participating Commitment and its Participant's Interest outstanding hereunder to the Consenting Participant or New Participant purchasing such Participating Commitment in accordance with Section 12.10, in return for payment in full of all principal, interest and other amounts owing to such Non-Consenting Participant hereunder, on or before the Existing Date and, as of the effective date of such assignment, shall no longer be a party hereto, provided that each New Participant shall be subject to the approval of the Bank (which approval shall not be unreasonably withheld). If (and only if) Participants (including New Participants) holding Participating Commitments representing at least an amount equal to the greater of (x) the sum of all outstanding Loans and (y) 85% of the aggregate Participating Commitments on the date of such extension request shall have agreed to such extension by the Existing Date (the "Continuing Participants"), then (i) the Commitment Termination Date shall be extended for an additional 364-day period and (ii) the Participating Commitment of any Non-Consenting Participant which has not been assigned to a Consenting Participant or a New Participant shall terminate (with the result that the amount of the Commitments shall be decreased proportionately by the amount of such Participating Commitment), and all amounts owing to such Non-Consenting Participant shall become due and payable, together with all interest accrued thereon and all other amounts owed to such Non-Consenting Participant hereunder, on the Existing Date applicable to such Participant without giving effect to any extension of the Commitment Termination Date.

         SECTION 2.09. Pro Rata Treatment.

Subject to the application of payments pursuant to Article III and except as specifically provided therein, each payment of principal of any Funded Participant's Interest, each payment of interest with respect to the Funded Participant's Interest, each payment of the Commitment Fee and each reduction of the Commitment shall be allocated pro rata among the Participants in accordance with their respective applicable Pro Rata Share of the Commitment. Each Participant agrees that in computing such Participant's portion of any Funded Participant's Interest to be made hereunder, the Bank may, in its discretion, round each Participant's percentage of such Participant Funding Request to the next higher or lower whole dollar amount.

         SECTION 2.10. Sharing of Setoffs.

Each Participant agrees that if it shall, in accordance with applicable law, through the exercise of a right of banker's lien, setoff or counterclaim against Flowers or any Distributor, or pursuant to a secured claim under Section 506 or Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by the Participant under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Funded Participant's Interest under this Agreement as a result of which the unpaid principal portion of its Funded Participant's Interest shall be proportionately less than the unpaid principal portion of the Funded Participant's Interest of any other Participant, it shall be deemed simultaneously to have purchased from such other Participant at face value, and shall promptly pay to such other Participant the purchase price for, a participation in the Funded Participant's Interest of such other Participant, so that the aggregate unpaid principal amount of the Funded Participant's Interest and participations in Funded Participant's Interests held by each Participant shall be in the same proportion to the aggregate unpaid principal amount of all Funded Participant's Interests then outstanding as the principal amount of its Purchases prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Funded Participant's Interests outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Flowers expressly consents to the foregoing arrangements and agrees, to the extent permitted by applicable law, that any Participant holding a Funded Participant's Interest or a participation in a Funded Participant's Interest deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by Flowers to such Participant by reason thereof.

                                  ARTICLE III.

              FLOWERS' SERVICING OBLIGATIONS; BANK'S OBLIGATIONS;
                            DISTRIBUTION OF PAYMENTS

         SECTION 3.01. Flowers' Servicing Obligations with Respect to Loans; Collateral; Non-Recourse.

         (a) Each of the Bank and the Participants acknowledges and agrees that Flowers shall, for itself and for the benefit of the Bank and all Participants,
(i) document, close, manage, service, administer and collect the Loans in accordance with the terms of this Agreement, the Servicing Agreement and its Customary Practices, and shall have full power and authority to do or cause to be done any and all things in connection with such management, servicing, administration and collection which it may deem necessary or desirable and (ii) distribute all funds collected with respect to the Loans.

         (b) Notwithstanding anything in this Agreement to the contrary, each of the Bank and the Participants acknowledges and agrees that Flowers shall have no obligation to the Bank or the Participants with respect to (i) the creation, perfection, priority or continuation of any Lien on any Collateral obtained by the Bank with respect to the Loans at the request of Flowers or (ii) the obtaining or retention of any guaranties of the Loans (other than to distribute any proceeds therefrom in accordance with the terms of this Article III). Each of the Bank and the Participants acknowledges and agrees that Flowers has the right to release or modify the terms of, any Collateral or any guaranty of any Loan.

         (c) Each of the Bank and the Participants acknowledges and agrees that Flowers, in accordance with its Customary Practices, is authorized to permit the assumption of any Distributor Loan by a transferee of the Distributor's interest in the related Distributor Route, pursuant to which such transferee becomes liable under such Distributor Loan and reaffirms and assumes all of the obligations of the Distributor under all of the Distributor Loan Documents. In connection with any such assumption, none of the payment terms of such Distributor Loan may be changed.

         SECTION 3.02. Bank's Obligations with Respect to Loans and Collateral.

         (a) Each of the Participants acknowledges and agrees that all payments made to the Participants pursuant to this Agreement by the Bank shall be made solely from amounts received by the Bank from Flowers, the Distributors and other obligors or Collateral under the applicable Loan Documents, and the Bank shall have no personal liability for any amounts payable to the Participants hereunder.

         (b) Each of the Participants acknowledges and agrees that the Bank shall be relying solely upon Flowers for purposes of documenting, closing, managing, servicing, administering and collecting the Loans in accordance with the terms of this Agreement and the Servicing Agreement and exercising all discretionary powers involved in such management, servicing, administration and collection, and that the Bank shall have no personal liability for any of such activities. Each of the Participants further acknowledges and agrees that the Bank has no obligation to the Participants with respect to the creation, perfection, priority or continuation of any Lien on any Collateral or with respect to any guaranties requested by Flowers (other than to distribute the proceeds received by the Bank therefrom to the Participants).

         (c) Each of the Participants acknowledges and agrees that any payments of delinquent payment fees received from the Distributors pursuant to the Distributor Loan Agreements shall be for the sole account of the Bank and that the Participants shall have no right to receive such payments unless an Event of Default has occurred and is continuing; provided that, with respect to any payments received from a Distributor, such payments shall be first applied to pay all accrued but unpaid interest and principal and other fees due and owing from such Distributor before application of such payment to any delinquent payment fees.

         (d) Each of the Participants acknowledges and agrees that all Liens granted under the Distributor Loan Documents are granted to the Bank and that only the Bank, with the consent of the Required Participants, has the right to foreclose on any collateral for, or exercise any remedies under, the Distributor Loan Documents.

         SECTION 3.03. Application of Payments.

         (a) Flowers shall collect all payments directly from the Distributors and shall forward such payments to the Bank on each Payment Date, net of the servicing fee owed under the terms of the Servicing Agreement. Each of the Participants acknowledges and agrees that amounts received by the Bank are not capable of being allocated to any specific Loan, and that the Bank shall apply the amounts it receives as follows: (i) first, to the payment of accrued interest on the Funded Participant's Interests hereunder, (ii) second, to the payment of the fees owing to the Bank under the Servicing Agreement, (iii) third, to the repayment of the Funded Participant's Interests outstanding hereunder, and (iv) fourth, to the payment of all other amounts owing to the Bank or any Participant hereunder.

         (b) On each Quarterly Payment Date, Flowers shall pay the Commitment Fee to the Bank, and the Bank shall distribute such amount to the Participants pro rata in accordance with Section 2.04 hereof, with any remainder to be applied as set forth in the Servicing Agreement.

         (c) If not sooner repaid, all amounts due and payable to the Bank and the Participants under the Program Documents shall be due and payable in full on the Commitment Termination Date.

         SECTION 3.04. Servicing Report and Distributor Status Report.

         On each Payment Date, the Bank shall telecopy to the Participants, a servicing report in the form of Exhibit "F" attached hereto (the "Servicing Report").


                                  ARTICLE IV.

                             REQUIREMENTS OF NOTES

         SECTION 4.01. Notes. Each of the Purchased Notes purchased by the Bank on the Note Purchase Date, each Note tendered by Flowers or a Selling Subsidiary to the Bank as a condition precedent to an Existing Loan and each Note tendered by Flowers or a Selling Subsidiary to the Bank hereunder as a condition precedent to a Loan to be made on or after the Closing Date, shall meet on the date of such tender each of the following applicable requirements:

         (a) Each Purchased Note was originated by Flowers or the applicable Selling Subsidiary in the ordinary course of business and in accordance with all applicable laws;

         (b) Each Note other than a Purchased Note was approved by Flowers or the applicable Selling Subsidiary in accordance with its Customary Practices;

         (c) Each Note provides for payment of interest at the Distributor Loan Interest Rate;

         (d) Each Note, by its terms, matures not more than ten years after the date thereof;

         (e) Each Note provides for weekly even amortization of principal and interest;

         (f) Each Loan and each of the related Distributor Loan Documents is a legal, valid and binding obligation of the Distributor thereunder and is enforceable in accordance with its terms by the holder thereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, whether such enforcement is considered in a proceeding at equity or in law;

         (g) As to each Distributor Route underlying a Purchased Note, immediately prior to assignment to the Bank, Flowers or the applicable Selling Subsidiary had a first priority perfected security interest therein and had legal title to and was the sole beneficial owner of the related Distributor Loan Documents and the assignment to the Bank of the Purchased Loan and the Distributor Loan Documents validly transferred the Purchased Loan, Distributor Loan Documents and the first priority lien and security interest thereunder to the Bank, free and clear of any Lien and it is not necessary under the laws of the applicable jurisdiction to file notice of assignment of such Lien to the Bank in the UCC records in order to maintain the perfection or priority thereof;

         (h) Each Note is secured by a fully perfected, first priority security interest in favor of the Bank in the Distributor Route of the Distributor;

         (i) No Note or other Distributor Loan Document is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury; the operation of the terms of the Distributor Loan Documents or the exercise of any right thereunder will not render such Note unenforceable in whole or in part or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

         (j) Each Note and related Distributor Loan Documents are the only contracts evidencing the transaction described therein and constitute the entire agreement of the parties thereto with respect to such transaction and the original of the Note, all Distributor Loan Documents, and other collateral documents have been, or will be, upon request of the Bank, delivered to the Bank, properly assigned, in the case of a Purchased Note;

         (k) Each Note and related Distributor Loan Documents are genuine and all signatures, names, descriptions of collateral, amounts and other facts and statements therein and thereon are true and correct (including the applicable Distributor Route number set forth on the Note);

         (l) In the case of each Purchased Note, Flowers or the applicable Selling Subsidiary has full power and authority to sell each Purchased Note and the accompanying security therefor to the Bank and is not prohibited by applicable law from making such a valid sale and assignment;

         (m) No party is in default under any Note or any related Distributor Loan Document;

         (n) All disclosures required to be made under applicable federal and state law have been properly and completely made with respect to each Note and each Note is in full compliance with all applicable federal and state laws, including without limitation, applicable state usury laws;

         (o) Flowers has not consented to a sale, lease, transfer or encumbrance of the collateral securing any Note or to any material adverse alteration in the Distributor Route securing the same;

         (p) Each Purchased Note has been endorsed to the order of the Bank, and each Purchased Note allows for assignment thereof and accompanying security therefor without notice to or consent from the Distributor;

         (q) The proceeds of each Note has been used for commercial purposes and not for the purchase of consumer and household goods;

         (r) The Principal Balance of each Note does not exceed the "first original purchase price" as such term is used in Section 3.01 of the Distributor's Agreements; and

         (s) In the case of each Note evidencing an Existing Loan, Flowers maintains a Distributor Loan File containing one of each of the Distributor Loan Documents, duly executed by the Distributor and each other party thereto, substantially in the form of the Distributor Loan Documents attached as an Exhibit to the Existing Loan Facility Agreement as in effect immediately prior to the replacement thereof by this Agreement, and in the case of each Note evidencing a Loan to be made on or after the Closing Date, Flowers maintains a Distributor Loan File containing one of each of the Distributor Loan Documents, duly executed by the Distributor and each other party thereto, substantially in the form attached hereto as Exhibits.

         SECTION 4.02. Repurchase of Ineligible Notes.

Flowers hereby acknowledges and agrees that the representation and warranty that each of the Notes satisfies the applicable requirements of Section 4.01 shall survive the purchase of the Purchased Notes by the Bank on the Note Purchase Date and the making of any other Loan by the Bank either under the Existing Loan Facility Agreement or hereunder and, in the case of the Purchased Notes, shall inure to the benefit of the Bank regardless of any restrictive endorsement or assignment. Flowers shall promptly give the Bank notice of any discovery that a Note failed on the date of tender to the Bank (whether or not Flowers knew or could have known of such failure at such date) to meet the applicable requirements set forth above and if such failure is not remedied within thirty
(30) days after discovery thereof, Flowers shall, on the next Payment Date, repurchase such Note (an "Ineligible Note") for the Repurchase Price thereof and the Bank shall assign such Note to Flowers in accordance with Section 5.02 hereof. The Bank acknowledges and agrees that a misrepresentation by Flowers pursuant to Section 7.18(a) or (b) shall not be a Default or Event of Default under Section 9.01(d) hereof but shall only trigger Flowers' repurchase obligation under this Section 4.02 (with the understanding that any misrepresentation as to the Principal Balance of a Purchased Note pursuant to
Section 7.18(a) or (b) shall obligate Flowers to repurchase such Note at such Principal Balance less any Payments received by the Bank with respect thereto). Notwithstanding the foregoing, the obligation of Flowers set forth in this
Section 4.02 is separate and independent of the obligation of Flowers to purchase Defaulted Loans pursuant to Article V and is not subject to the limitations set forth therein. Moreover, any Repurchase Price paid by Flowers pursuant hereto with respect to an Ineligible Loan (whether or not such Ineligible Loan also constitutes a Defaulted Loan) shall not be included for purposes of determining whether or not Flowers has paid the Maximum Recourse Amount. Furthermore, nothing in this Section 4.02 shall be deemed to limit Flowers' obligations pursuant to any indemnity set forth herein.

                                   ARTICLE V.

        REPURCHASE OBLIGATION OF FLOWERS WITH RESPECT TO DEFAULTED LOANS

         SECTION 5.01. Repurchase Obligation of Flowers.

Subject to the limitation set forth below, in the event that (a) any installment of principal or interest on any Loan is not paid by the Distributor within sixty
(60) days after its due date (regardless of whether Flowers makes any Servicer Advance with respect to such defaulted payment), or (b) any other event of default as defined in any Note shall occur, then upon demand by the Bank, Flowers shall repurchase said Loan (herein called a "Defaulted Loan" provided that, if an Event of Default exists or Flowers has no current obligation to repurchase Defaulted Loans hereunder, the term "Defaulted Loan" shall include any Loan for which a payment event of default has occurred) for an amount equal to the Principal Balance of such Defaulted Loan, plus accrued but unpaid interest thereon (the "Repurchase Price") within three (3) Business Days after demand by the Bank.

Notwithstanding the foregoing, the payments made by Flowers pursuant hereto to repurchase Defaulted Loans pursuant to this Section 5.01 shall not at any time exceed the Maximum Recourse Amount.

The parties expressly acknowledge and agree that the Maximum Recourse Amount shall equal an increasing percentage of the aggregate Principal Balance of the Loans during the term of this Agreement and that the parties shall recalculate the Maximum Recourse Amount as of the first day of each Fiscal Quarter and Flowers shall, (i) in the event that the Escrow Funding Obligation is in effect, deposit any increased amount of the Maximum Recourse Amount into the Escrow Account, or (ii) in the event that any Defaulted Loan has not been repurchased hereunder due to Flowers having paid in full the Maximum Recourse Amount as of an earlier date, repurchase any such Defaulted Loan up to such increased Maximum Recourse Amount; provided that, Flowers shall not have any obligation to purchase any such previously Defaulted Loan unless such Loan became a Defaulted Loan within 180 days prior to such increase in the Maximum Recourse Amount and was scheduled as a Defaulted Loan to the Bank in compliance with the Servicing Agreement.


         SECTION 5.02. Transfer of Notes.

         Upon payment to the Bank of the Repurchase Price for each of the Notes to be repurchased pursuant to Section 5.01, the Bank shall endorse the repurchased Notes to Flowers without recourse or warranty of any nature, express or implied and shall reassign to Flowers any Security Agreement, Uniform Commercial Code Financing Statement or other collateral for such Note being repurchased. The obligation of Flowers (as provided below) to repurchase a Defaulted Loan or to fund the Escrow Account in the amount of all of the Notes upon an Escrow Funding Obligation shall be absolute and unconditional irrespective of:

         (a) any lack of validity or enforceability of any Note to be repurchased hereunder, or any other agreement or instrument relating thereto (including, but not limited to, any guaranty thereof or any Security Agreement),

         (b) any bankruptcy or insolvency of the Distributor or other obligor;

         (c) any change in the time, manner or place of payment of, or in any other term of, such Note, or any other amendment or waiver of, a consent to departure from, such Defaulted Loan,

         (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Flowers, in respect of its obligations hereunder,

         (e) the particular manner in which the Bank deals with the Distributor or other endorsers or guarantors of the Notes, or

         (f) any action taken by the Bank with respect to the security for the Notes.

The parties hereby expressly agree that any action taken by the Bank in violation of the Servicing Agreement will not limit, vitiate or otherwise affect Flowers' obligations hereunder but the waivers set forth above shall not affect Flowers' ability to bring a separate action at law to recover any actual damages suffered by Flowers as a result of such breach by the Bank.

         SECTION 5.03. Reliance on Repurchase Obligation.

Flowers expressly acknowledges and agrees that the Bank, in making its credit decision with regard to the purchase of the Notes on the Note Purchase Date and the establishment of the Commitment, and the Participants in making their respective credit decisions with regard to the purchase of participations in the Commitment and the Loans, have relied solely upon the repurchase obligation of Flowers set forth above and the other obligations of Flowers hereunder and that neither the Bank nor any Participant is under any obligation or duty to perform any credit analysis or investigation with regard to the creditworthiness of any Distributor.

         SECTION 5.04. Certain Waivers.

Flowers hereby expressly waives, with respect to each of the Notes:

         (a) presentment, protest, and notice of dishonor,

         (b) promptness, diligence, notice of acceptance and any other notice,

         (c) any defense to recovery by the Bank of deficiency after nonjudicial sale of any Note, and

         (d) any requirement that the Bank proceed against the Distributor, any other obligor with respect to a Defaulted Loan or any collateral therefor prior to making a repurchase demand hereunder.

         SECTION 5.05. Bankruptcy Rescission.

If claim is ever made upon the Bank for repayment or recovery of any amount or amounts received in payment or on account of any of the amounts paid by any Distributor or Flowers hereunder, and the Bank repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over the Bank or any of its property, then and in such event Flowers shall be and remain liable to the Bank for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Bank.

                                  ARTICLE VI.

                              CONDITIONS OF LOANS

         The obligation of the Bank to establish the Commitment pursuant to this Agreement is subject to the Bank having received the following, each dated as of the Closing Date, in form and substance satisfactory to the Bank and (except as to the Servicing Agreement) the Participants:

         (a) A duly executed counterpart of this Agreement;

         (b) A duly executed amendment to the Flowers Security Agreement;

         (c) Duly executed amendments to the UCC-1 financing statements with respect to Flowers and each of the Selling Subsidiaries, as appropriate;

         (d) Copies of the organizational papers of Flowers and each of the Selling Subsidiaries certified as true and correct by the Secretary of State of the State of its incorporation (in the case of Flowers) or its Secretary or Assistant Secretary (in the case of a Selling Subsidiary) and a certificate of good standing from the Secretary of State of the State of its incorporation;

         (e) A certificate of the Secretary or Assistant Secretary of Flowers and each of the Selling Subsidiaries certifying (i) the names and true signatures of the officers of Flowers, and each of the Selling Subsidiaries authorized to execute this Agreement and the other documents to be delivered hereunder, (ii) the bylaws of such Person, and (iii) the resolutions of the Boards of Directors of such Person approving this Agreement and the transactions contemplated hereby;

         (f) A favorable written opinion of each of G. Anthony Campbell, Esquire and Troutman Sanders LLP, counsel for Flowers and the Selling Subsidiaries, substantially in the form of Exhibit "G" hereto, addressing the transactions contemplated hereby and such other matters as the Bank may reasonably request;

         (g) A duly executed Closing Certificate of Flowers;

         (h) A duly executed certificate of Flowers identifying the Authorized Signatories for each such Person, in form and substance satisfactory to the Bank; and

         (i) All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident hereto or delivered in connection therewith shall be satisfactory in form and substance to the Bank.


                                  ARTICLE VII.

                         REPRESENTATIONS AND WARRANTIES

         Flowers represents and warrants to the Bank and each Participant that:

         SECTION 7.01. Corporate Existence and Power.

Flowers is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia. Flowers is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except for any failure to comply with the foregoing which does not have and reasonably could not be expected to cause a Material Adverse Effect, and has all corporate powers and all government authorizations, licenses, consents and approvals required to engage in its business and operations as now conducted, except for any failure to comply with the foregoing which does not have and reasonably could not be expected to cause a Material Adverse Effect.

         SECTION 7.02. Corporate and Governmental Authorization; No
Contravention.

The execution, delivery and performance by Flowers and each of the Selling Subsidiaries of this Agreement and the other Program Documents (i) are within such entity's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such entity or of any material agreement, judgment, injunction, order, decree or other instrument binding upon Flowers, any Selling Subsidiary or any other Restricted Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of Flowers, any Selling Subsidiary or any other Restricted Subsidiaries (other than a Lien in favor of the Bank).

         SECTION 7.03. Binding Effect.

This Agreement constitutes a valid and binding agreement of Flowers enforceable in accordance with its terms, and the Flowers Security Agreement and the other Program Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of Flowers and each of the Selling Subsidiaries party thereto, enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

         SECTION 7.04. Financial Information.

         (a) The consolidated balance sheet of Flowers and its Consolidated Subsidiaries as of January 2, 1999 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by PricewaterhouseCoopers LLP, copies of which have been delivered to the Bank fairly present, in conformity with GAAP, the consolidated financial position of Flowers and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such period stated.

         (b) Since January 2, 1999, there has been no event, act, condition or occurrence which has or reasonably could be expected to cause a Material Adverse Effect.

         SECTION 7.05. No Litigation.

There is no action, suit or proceeding pending, or to the knowledge of Flowers threatened, against or affecting Flowers or any of its Restricted Subsidiaries before any court or arbitrator or any governmental body, agency or official which has or reasonably could be expected to have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or the Flowers Security Agreement or which in any manners draws into question the validity of Distributor Loan Documents generally, whether directly, or by a cause of action which could potentially be asserted against a significant portion of the Distributor Loan Documents.

         SECTION 7.06. Compliance with ERISA.

         (a) Flowers and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

         (b) Neither Flowers nor any member of the Controlled Group has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA, and no such liability is expected to be incurred.

         SECTION 7.07. Compliance with Laws; Payment of Taxes.

Flowers and, to the best of Flowers' knowledge, its Material Subsidiaries, are in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings or which does not have and reasonably could not be expected to cause a Material Adverse Effect. There have been filed on behalf of Flowers and its Material Subsidiaries all Federal, state and local income, material excise, material property and other material tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of Flowers or any Material Subsidiary have been paid, except where such payments are being contested in good faith through appropriate proceedings or the failure to pay does not have and reasonably could not be expected to cause a Material Adverse Effect. The charges, accruals and reserves on the books of Flowers and its Material Subsidiaries in respect of taxes or other governmental charges are, in the opinion of Flowers, adequate. As of the Closing Date, United States income tax returns of Flowers and its Material Subsidiaries have been examined and closed through the 1996 Fiscal Year.

         SECTION 7.08. Subsidiaries.

Each of Flowers' Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for any failure to comply with the foregoing which does not have and reasonably could not be expected to cause a Material Adverse Effect. As of the Closing Date, Flowers has no Subsidiaries except for those Subsidiaries listed on Schedule 7.08, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation. None of such Subsidiaries, other than those listed as such on Schedule 7.08, is a Material Subsidiary as of the Closing Date. Within (15) fifteen days after any Subsidiary becomes a Material Subsidiary, or the creation or acquisition of any Subsidiary which becomes a Material Subsidiary, Flowers will send to the Bank either a supplement to or replacement of Schedule 7.08 (showing such Subsidiary and indicating that it is a Material Subsidiary), or a copy of Form 8-K sent to the Securities and Exchange Commission, showing such Subsidiary as a Material Subsidiary.

         SECTION 7.09. Investment Company Act.

Neither Flowers nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 7.10. Public Utility Holding Company Act.

Neither Flowers nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a

"holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         SECTION 7.11. Ownership of Property; Liens.

Each of Flowers and its Material Subsidiaries has title to, or leasehold or other interests in, its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 8.16.

         SECTION 7.12. No Default.

Neither Flowers nor any of its Material Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which has or reasonably could be expected to cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         SECTION 7.13. Full Disclosure.

Flowers' annual report on Form 10-K for the fiscal year ended at January 2, 1999 and quarterly report on Form 10-Q for the fiscal quarter ended at April 24, 1999, copies of which have been furnished by Flowers to the Bank, did not, as of the dates such Form 10-K and Form 10-Q were filed with the Securities and Exchange Commission, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. From the date of filing of such quarterly report through the date hereof, except for the Form 8-K filed on July 29, 1999 with the Securities and Exchange Commission, Flowers has not filed a current report on Form 8-K with the Securities and Exchange Commission and, as of the date hereof, no event or condition exists which would require such filing by Flowers pursuant to the Securities Exchange Act of 1934, as amended, except for any such event or condition which has heretofore been disclosed in writing to the Bank by delivery to the Bank of a Form 8-K.

         SECTION 7.14. Environmental Matters.

         (a) Neither Flowers nor any Restricted Subsidiary is subject to any Environmental Liability which has or reasonably could be expected to cause a Material Adverse Effect and, to the best of Flowers' knowledge, neither Flowers nor any Restricted Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. To the best of Flowers' knowledge, none of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. 300, (ii) CERCLIS list or
(iii) any list arising from a state statute similar to CERCLA.

         (b) To the best of Flowers' knowledge, no Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of Flowers, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in material compliance with all applicable Environmental Requirements.

         (c) To the best of Flowers' knowledge, Flowers, and each of its Restricted Subsidiaries and Affiliates, has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties and Flowers', and each of its Restricted Subsidiary's and Affiliate's, respective businesses, except where failure to comply does not have and reasonably could not be expected to cause a Material Adverse Effect.

         SECTION 7.15. Capital Stock.

All Capital Stock, debentures, bonds, notes and all other securities of Flowers presently issued and outstanding are validly and properly issued in accordance with all applicable laws in all material respects, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws, except to the extent any failure with respect thereto would not have and reasonably could not be expected to cause a Material Adverse Effect. The issued shares of Capital Stock of Flowers' Wholly Owned Subsidiaries are owned by Flowers free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of Flowers' other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by Flowers free and clear of any Lien or adverse claim.

         SECTION 7.16. Margin Stock.

Neither Flowers nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan made hereunder will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation T, U or X.

         SECTION 7.17. Insurance.

Flowers and each of its Material Subsidiaries has (either in the name of Flowers or in such Material Subsidiary's own name), with financially sound and reputable insurance companies, insurance in at least such amounts (including deductibles, co-insurance and self-insurance with respect to which adequate reserves are maintained) and against at least such risks (including on all its property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business and similarly situated.

         SECTION 7.18. Notes; Books and Records.

          (a) Each Purchased Note purchased by the Bank on September 20, 1996 and each other Note tendered by Flowers under the Existing Loan Facility Agreement or this Agreement as a condition precedent for a Loan satisfies all of the applicable requirements of Article IX of this Agreement.

         (b) The information set forth on the "Distributor Loan Schedule" delivered in connection with the Existing Loan Facility Agreement with respect to the Principal Balance of each Purchased Note, all other such information was true and correct in all material respects as of September 20, 1996.

         (c) Flowers has marked, and has caused each of the Selling Subsidiaries to mark, their respective books and records to evidence that the Purchased Loans were sold to the Bank as of September 20, 1996.

         SECTION 7.19. Y2K Plan.

Flowers has developed its plan (the "Y2K Plan") for making the Mission Critical Systems and Equipment Year 2000 Compliant and Ready. Flowers and its Subsidiaries' have met the Y2K Plan milestones in all material respects such that Flowers reasonably believes, after due diligence, that all Mission Critical Systems and Equipment will be Year 2000 Compliant and Ready in accordance with the Y2K Plan.


                                 ARTICLE VIII.

                                   COVENANTS

         Until such time as the Commitment has been terminated or is no longer in effect and the Bank no longer owns any Notes, Flowers will, unless the Required Participants shall otherwise consent in writing:

         SECTION 8.01. Information.

Deliver to the Bank:

         (a) as soon as available and in any event within 90 days after the end of each Fiscal Year,

                  (i) a consolidated balance sheet of Flowers and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Participants; and

                  (ii) so long as there is an Unrestricted Subsidiary, a consolidated balance sheet and statement of income for such periods which accounts for the Unrestricted Subsidiaries using an equity basis of accounting, in each case setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by a restricted use report as to such balance sheet and income statement from PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing, which report may be qualified on the basis that the use of the equity basis of accounting does not conform to GAAP and qualified as to the absence of a statement of cash flows and as to the absence of footnotes and otherwise to be free of exceptions and qualifications not acceptable to the Required Banks;

         (b) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year:

                  (i) a consolidated balance sheet of the Flowers and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Flowers;

                  (ii) so long as there is an Unrestricted Subsidiary, a consolidated balance sheet and statement of income for such periods which accounts for the Unrestricted Subsidiaries using an equity basis of accounting, in each case setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments and to qualification based on the use of the equity basis of accounting) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Flowers;

         (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit H (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of Flowers (i) setting forth in reasonable detail the calculations required to establish whether Flowers was in compliance with the requirements of Sections 8.13 through 8.20, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which Flowers is taking or proposes to take with respect thereto;

         (d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default under Sections 8.13 through 8.20, inclusive, existed on the date of such financial statements;

         (e) within five (5) Business Days after Flowers becomes aware of the occurrence of any Default, a certificate of a senior financial officer or accounting officer or the chief financial officer or the chief accounting officer or the Treasurer of Flowers setting forth the details thereof and the action which Flowers is taking or proposes to take with respect thereto;

         (f) promptly upon the mailing thereof to the shareholders of Flowers generally, copies of all financial statements, reports and proxy statements so mailed;

         (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual or quarterly reports which Flowers shall have filed with the Securities and Exchange Commission;

         (h) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

         (i) at any time prior to January 1, 2000, within 5 Domestic Business Days after Flowers becomes aware of any deviations from the Y2K Plan which would cause compliance with the Y2K Plan to be delayed or not achieved, which delay or failure to achieve would have or could reasonably be expected to cause a Material Adverse Effect, a statement of the Chief Executive Officer, Chief Financial Officer, or Chief Technology Officer setting forth the details thereof and the action which Flowers is taking or proposes to take with respect thereto;

         (j) promptly upon the receipt thereof at any time prior to January 1, 2000, a copy of any third party assessments of Flowers Y2K Plan together with any recommendations made by such third party with respect to Year 2000 compliance; and

         (k) from time to time such additional information regarding the financial position or business of Flowers and its Subsidiaries (other than non-public information as to the Unrestricted Subsidiaries) as the Bank, at the request of any Participant, may reasonably request.

         SECTION 8.02. Inspection of Property, Books and Records.

Flowers will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Restricted Subsidiary to permit, representatives of the Bank (x) at the Bank's expense and upon reasonable notice and at a time reasonably convenient to Flowers (but in any event within 10 days of such notice) prior to the occurrence and continuance of a Default and (y) at Flowers' expense and without prior notice after the occurrence and continuance of a Default, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. Flowers agrees to cooperate and assist in such visits and inspections, in each case.

         SECTION 8.03. Maintenance of Existence.

Flowers will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 8.04, Flowers will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into Flowers or a Restricted Subsidiary) and all rights and franchises of Flowers and its Restricted Subsidiaries unless, in the good faith judgment of Flowers, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have and could not reasonably be expected to cause a Material Adverse Effect. Flowers will, and will cause each Restricted Subsidiary (subject to Section 8.04), at all times to carry on its business in the food or beverage business or any related line of business.

         SECTION 8.04. Consolidations, Mergers and Sales of Assets.

Flowers will not, nor will it permit any Material Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (a) Flowers may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) Flowers is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (b) Subsidiaries of Flowers may merge with one another, provided that in the case of a merger of a Restricted Subsidiary with an Unrestricted Subsidiary, the Restricted Subsidiary is the corporation surviving such merger, (c) other Persons may merge into or with Subsidiaries to effect an acquisition permitted by Section 8.15 and (d) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a Subsidiary or division shall not prohibit
(x) transfers of assets (including stock of a Restricted Subsidiary) to or among Restricted Subsidiaries, (y) during any Fiscal Year, a transfer of assets other than Margin Stock or the discontinuance or elimination of a Subsidiary or division (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a Restricted Subsidiary or division to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other Restricted Subsidiaries or divisions discontinued, in any Fiscal Year, constituted more than 15% of Adjusted Consolidated Total Assets measured as of the end of the immediately preceding Fiscal Year and (z) transfers of Margin Stock. Nothing in this Section
8.04 shall be interpreted to (i) limit or abridge the provisions of Section 2.09(a) of the Flowers Credit Agreement or (ii) restrict Flowers' ability to dispose of (1) vehicles, (2) delivery routes, (3) assets obtained through acquisitions of businesses or assets on or after the date hereof, provided that proceeds of any such disposition shall be reinvested in Flowers by reducing Indebtedness or by investing in operating assets, and (4) obsolete, under-performing or non-core assets, disposition of which, in management's judgment, would enhance the Flowers' operations and profitability, and dispositions described in this sentence shall not be subject to, or included in the computations under, clause (d) above.

         SECTION 8.05. Use of Proceeds.

In the event that the transactions hereunder should be recharacterized as a secured loan, the proceeds of the Purchase Price shall be used for general corporate purposes, provided, that no portion of the proceeds of the Loans will be used by Flowers or any Subsidiary (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition is to be made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired, and the provisions of Section 8.16 would not be violated, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock (other than the repurchase by Flowers of its own Capital Stock), or (iii) for any purpose in violation of any applicable law or regulation.

         SECTION 8.06. Compliance with Laws; Payment of Taxes.

         (a) Flowers will, and will cause each of its Material Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued or if failure to comply does not have and reasonably could not be expected to cause a Material Adverse Effect. Flowers will, and will cause each of its Material Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of Flowers or any Restricted Subsidiary, except liabilities being contested in good faith and against which, if requested by the Bank, Flowers will set up reserves in accordance with GAAP and liabilities the nonpayment of which would not have and reasonably could not be expected to cause a Material Adverse Effect.

         (b) Flowers shall not permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by Flowers and members of the Controlled Group to exceed $5,000,000 at any time. For purposes of this Section 8.06(b), the amount of withdrawal liability of Flowers and members of the Controlled Group at any date shall be the aggregate present value of the amount claimed to have been incurred less any portion thereof which Flowers and members of the Controlled Group have paid or as to which Flowers reasonably believes, after appropriate consideration of possible adjustments arising under Sections 4219 and 4221 of ERISA, it and members of the Controlled Group will have no liability, provided that Flowers shall obtain prompt written advice from independent actuarial consultants supporting such determination. Flowers agrees (i) once in each year, beginning with the 1999 Fiscal Year, to request a current statement of the withdrawal liability of Flowers and members of the Controlled Group from each Multiemployer Plan, if any, and (ii) to transmit a copy of such statement to the Bank within fifteen (15) days after Flowers receives the same.

         SECTION 8.07. Insurance.

Flowers will maintain, and will cause each of its Material Subsidiaries to maintain (either in the name of Flowers or in such Material Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) and against at least such risks (including on all its property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business and similarly situated.

         SECTION 8.08. Change in Fiscal Year.

Flowers will not change its Fiscal Year without the consent of the Bank, which shall not be unreasonably withheld (taking into consideration for such purpose the effect, if any, such change would have on the financial covenants contained in this Agreement).

         SECTION 8.09. Maintenance of Property.

Flowers shall, and shall cause each Restricted Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted, except where any failure would not have and could not reasonably be expected to cause a Material Adverse Effect.

         SECTION 8.10. Environmental Notices.

Flowers shall furnish to the Bank prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases of which Flowers shall have received actual notice or have actual knowledge at, on, in, under or in any way affecting the Properties, and all facts, events, or conditions that could lead to any of the foregoing, if the amount of liability or of remediation cost to Flowers has or reasonably could be expected to cause a Material Adverse Effect.

         SECTION 8.11. Environmental Matters.

Flowers and its Material Subsidiaries will not, and will not knowingly permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials in violation of applicable Environmental Requirements, except to the extent that failure to comply would not have and reasonably could not be expected to cause a Material Adverse Effect.

         SECTION 8.12. Environmental Release.

Flowers agrees that upon its becoming aware of the occurrence of an Environmental Release, except for any Environmental Release which occurred in substantial compliance with all Environmental Requirements, at or on any of the Properties it will act promptly to determine the extent of, and to take such remedial action to eliminate, any such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority, except to the extent that failure to take remedial action would not have and reasonably could not be expected to cause a Material Adverse Effect.

         SECTION 8.13. Transactions with Affiliates.

Neither Flowers nor any of its Material Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of Flowers or such Material Subsidiary (which Affiliate is not Flowers or a Restricted Subsidiary, other than a Person in which Flowers or such Material Subsidiary owns less than a majority interest and which, if it were a Restricted Subsidiary, would not be a Material Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which either (x) are no less favorable to Flowers or such Material Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate or (y) have been approved by a majority of the Board of Directors of Flowers or such Material Subsidiary; provided, that the foregoing shall not affect the ability of Flowers or any Material Subsidiary to determine, in its sole discretion, the amount or form of executive or director compensation from time to time.

         SECTION 8.14. Loans or Advances.

Neither Flowers nor any of its Material Subsidiaries shall make loans or advances to any Person except as permitted by Section 8.16 and except: (i) loans or advances to employees not exceeding $10,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date; (ii) deposits required by government agencies or public utilities; (iii) loans or advances to and among Flowers and its Wholly Owned Subsidiaries; and (iv) other loans or advances in an aggregate amount outstanding which, together with Investments permitted by clause (vi) other loans or advances, to Persons other than the Unrestricted Subsidiaries (loans and advances to Unrestricted Subsidiaries not being permitted), in an aggregate amount outstanding which, together with Investments permitted by clause (vi) of Section 8.15 do not exceed 15% of Adjusted Consolidated Total Assets as of the last day of the immediately preceding Fiscal Quarter; provided that after giving effect to the making of any loans, advances, or deposits permitted by this Section, no Default shall be in existence or be created thereby.

         SECTION 8.15. Investments.

Neither Flowers nor any of its Restricted Subsidiaries shall make Investments in any Person except as permitted by Section 8.14 and except Investments in (i) direct obligations of the United States Government maturing within one year,
(ii) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Bank, (iii) commercial paper rated A1 or the equivalent thereof by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. or P1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition; (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc.;
(v) Investments by Flowers or any Restricted Subsidiary in the stock (or other ownership interests) or assets of any Person in the food or beverage business or any related line of business and/or (vi) other Investments in an aggregate amount outstanding which, together with loans and advances permitted by clause
(iv) of Section 8.14, do not exceed 15% of Adjusted Consolidated Total Assets as of the last day of the immediately preceding Fiscal Quarter, and which, as to Investments in Keebler, constitute Permitted Keebler Investments; provided, however, immediately after giving effect to the making of any Investment, no Default shall have occurred and be continuing.

         SECTION 8.16. Negative Pledge.

Neither Flowers nor any Restricted Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) Liens existing on January 30, 1998, securing Indebtedness outstanding on such date in an aggregate principal amount not exceeding $24,000,000;

         (b) any Lien existing on any specific fixed asset of any corporation at the time such corporation becomes a Restricted Subsidiary and not created in contemplation of such event;

         (c) any Lien on any specific fixed asset (real or personal) securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

         (d) any Lien on any specific fixed asset of any corporation existing at the time such corporation is merged or consolidated with or into Flowers or a Restricted Subsidiary and not created in contemplation of such event;

         (e) any Lien existing on any specific fixed asset prior to the acquisition thereof by Flowers or a Restricted Subsidiary and not created in contemplation of such acquisition;

         (f) Liens on assets of a Restricted Subsidiary securing Indebtedness owing by any Restricted Subsidiary to Flowers or by any Restricted Subsidiary to another Restricted Subsidiary;

         (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Indebtedness is not secured by any additional assets, and (ii) the amount of such Indebtedness secured by any such Lien is not increased;

         (h) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Indebtedness and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

         (i) Liens imposed by any governmental authority for taxes, assessments or charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Flowers or any of its Subsidiaries, as the case may be, in accordance with GAAP;

         (j) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business (whether or not statutory) which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, for which a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made;

         (k) Liens, pledges or deposits to secure non-delinquent obligations under worker's compensation, unemployment insurance and other social security legislation and Liens arising from the pledge by Flowers or any of its Subsidiaries of industrial revenue bonds or other instruments to secure reimbursement obligations under letters of credit issued to support the payment of such bonds or instruments;

         (1) Liens on capital stock of or other ownership interests in any Person not a Restricted Subsidiary of Flowers securing Indebtedness of such Person;

         (m) Liens resulting from progress payments or partial payments under United States government contracts or subcontracts;

         (n) Liens arising from legal proceedings, so long as such proceedings are being contested in good faith by appropriate proceedings diligently conducted and so long as execution is stayed on all judgments resulting from any such proceedings;

         (o) any Lien on Margin Stock;

         (p) grants of security and rights of setoff in deposit or credit accounts, including demand, savings, passbook, share draft or like accounts, certificates of deposit, money market accounts, items held for collection or deposit, commercial paper, negotiable instruments and similar accounts and instruments held at banks or financial institutions to secure the payment or reimbursement under overdraft, acceptance and similar facilities and rights of setoff, banker's liens and other similar rights arising solely by operation of law;

         (q) Liens arising from the pledge by Flowers or any of its Subsidiaries of industrial revenue bonds or similar instruments to secure reimbursement obligations under letters of credit issued to support the payment of such bonds; and

         (r) Liens not otherwise permitted by the foregoing paragraphs of this Section securing Indebtedness (other than indebtedness represented by the Notes) in an aggregate principal amount at any time outstanding which, together with the aggregate amount of Indebtedness of Restricted Subsidiaries permitted by
Section 8.20(iv), does not exceed 20% of Adjusted Consolidated Net Worth as of the last day of the immediately preceding Fiscal Quarter.

         SECTION 8.17. Adjusted Fixed Charges Coverage Ratio.

           At the end of each Fiscal Quarter, commencing with the third Fiscal Quarter of the 1999 Fiscal Year, the ratio of Adjusted EBILT to Adjusted Consolidated Fixed Charges shall at all times be greater than ratio set forth below for each Fiscal Quarter of each Fiscal Year set forth below:


                                          Adjusted Fixed Charges
Fiscal Quarter     Fiscal Year                 Coverage Ratio
    Third          1999                        1.50 to 1.0
    Fourth         1999                        1.45 to 1.0
    First          2000                        1.20 to 1.0
    Second         2000                        1.10 to 1.0
    Third          2000                        1.20 to 1.0
    Fourth         2000                        1.50 to 1.0
    First          2001                        1.65 to 1.0
    Second         2001                        1.65 to 1.0
    Third          2001                        1.75 to 1.0
    Fourth         2001
              and thereafter                   2.00 to 1.0


         SECTION 8.18. Leverage Ratio.

         The Leverage Ratio shall at all times be less than (i) through and including the third Fiscal Quarter of Fiscal Year 2000, 0.65 to 1.0 and (ii) during and after the fourth Fiscal Quarter of Fiscal Year 2000, 0.60 to 1.0.

         SECTION 8.19. Minimum Consolidated Net Worth.

Adjusted Consolidated Net Worth will at no time be less than $487,569,000, plus the sum of (x) 50% of the cumulative Net Proceeds of Capital Stock received during any period after April 27, 1998, plus (y) 50% of any equity resulting from a conversion of Indebtedness of Flowers during any period after April 27, 1998, less (z) any amount of equity of Flowers repurchased during any period after April 27, 1998, calculated quarterly at the end of each Fiscal Quarter.

         SECTION 8.20. Minimum Adjusted Consolidated EBIDTA.

         At the end of each Fiscal Quarter, commencing with the Fourth Fiscal Quarter of Fiscal Year 1999, Adjusted Consolidated EBITDA shall at all times be greater than amount set forth below for each Fiscal Quarter of each Fiscal Year set forth below:


 Fiscal Quarter     Fiscal Year       Adjusted Consolidated EBITDA
     Fourth            1999                    $32,000,000
     First             2000                    $32,000,000
     Second            2000                    $29,000,000
     Third             2000                    $44,000,000
     Fourth            2000                    $63,000,000

         SECTION 8.21. Subsidiary Borrowings.

Flowers shall not permit any Restricted Subsidiary to become liable for any Indebtedness, whether secured or unsecured, except: (i) such of the foregoing as is owed to Flowers or another Wholly-Owned Subsidiary; (ii) Indebtedness or obligations secured by Liens permitted by Section 8.16; (iii) Indebtedness or obligations of a Subsidiary outstanding at the time such Subsidiary becomes a Subsidiary, provided that (a) such Indebtedness shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary, and (b) immediately after such Subsidiary becomes a Subsidiary, no Default or Event of Default shall exist, and provided, further, that such Indebtedness may not be extended, renewed, or refunded except as otherwise permitted by this Agreement; and (iv) other Indebtedness which, when combined with the total of the Indebtedness secured by all Liens permitted by Section 8.16(r), without duplication, does not exceed 20% of Adjusted Consolidated Net Worth as of the last day of the immediately preceding Fiscal Quarter.

         SECTION 8.22. Collateral Protection Covenants.

In addition to the covenants set forth above, and notwithstanding whether or not any of the following would be otherwise permitted thereby, Flowers, in express acknowledgment that the Bank and each Participant has entered into this Agreement and the transactions contemplated hereby in express reliance upon Flowers covenants set forth herein to continue to administer and operate the Distributor Routes in accordance with its Customary Practices, Flowers hereby covenants and agrees that it shall, and shall cause each of its Subsidiaries to:

         (a) Not in any Fiscal Year, terminate or discontinue more than one-third of the Distributor Routes for which there is an outstanding Loan hereunder;

         (b) Comply in all material respects with the terms of the Distributor's Agreement and administer the terms thereof in good faith and in accordance with Flowers' Customary Practices;

         (c) Not amend or materially modify the terms of the Distributor's Agreements or any other Distributor Loan Document without the prior written consent of the Bank; provided that, unless an Event of Default has occurred and is continuing or Flowers has no current liability under the repurchase obligation set forth in Section 4.01, Flowers may terminate any Distributor Route in accordance with its Customary Practices as long as Flowers provides the Bank written notice thereof within sixty (60) days thereafter and Flowers otherwise acts in good faith to sell the Distributor Route in accordance with its Customary Practices; if an Event of Default has occurred and is continuing or Flowers has no repurchase obligation pursuant to Section 4.01, Flowers shall not terminate any Distributor Route without the prior written consent of the Bank;

         (d) Not sell, transfer, lease or otherwise dispose of any of its right, title and interest in and to the Distributor's Agreements or other Distributor Loan Documents, the Proprietary Administrative Services, the trademarks used in connection with the Distributor's Agreements, or the stock of any Selling Subsidiary who is party to a Distribution Agreement pledged to the Bank pursuant to the Program Documents;

         (e) Not offer, directly or indirectly, any competing loan facility for the purposes of refinancing the Loans hereunder unless such refinancing opportunity is offered to all Distributors on an equal basis;

         (f) With respect to a Defaulted Loan, where an Event of Default has occurred and is continuing or Flowers has no current repurchase obligation pursuant to Section 4.01, waive any right of first refusal with respect to a sale of the Distributor Route by the Bank in a public foreclosure sale (provided Flowers is provided notice and an opportunity to appear at the sale) or any right to approve or otherwise block a sale of the Distributor Route by the Bank.

Without otherwise limiting the remedies of the Bank upon an Event of Default, including, without limitation, the right to bring a breach of contract action for failure of Flowers to comply with any other provision of this Section 8.21, the Bank acknowledges and agrees that any breach by Flowers of the covenant set forth in Section 8.21(a) above shall not provide the Bank with any claim for damages against Flowers or any Selling Subsidiary in respect of any Loan once Flowers no longer has the obligation hereunder to repurchase Defaulted Loans.

         SECTION 8.23. Separateness from Unrestricted Subsidiaries.

Flowers shall conduct its business and operations in accordance with the following provisions:

         (a) maintain books and records and bank accounts separate from those of the Unrestricted Subsidiaries;

         (b) maintain its bank accounts and all its other assets separate from those of the Unrestricted Subsidiaries;

         (c) hold itself out to creditors and the public as a legal entity separate and distinct from the Unrestricted Subsidiaries;

         (d) prepare separate tax returns and financial statements showing it as a separate member of a consolidated group of which the Unrestricted Subsidiaries also are members;

         (e) allocate and charge fairly and reasonably any common employee or overhead shared with any of the Unrestricted Subsidiaries;

         (f) transact all business with Unrestricted Subsidiaries on an arm's length basis and enter into transactions with Unrestricted Subsidiaries only on a commercially reasonable basis;

         (g) conduct business in its own name and use separate stationery, invoices and checks;

         (h) not commingle its assets or funds with those of any Unrestricted Subsidiary;

         (i) not assume, Guarantee or pay the Indebtedness of any Unrestricted Subsidiary;

         (j) pay its own liabilities and expenses only out of its own funds, and not pay any liabilities and expenses of any of the Unrestricted Subsidiaries;

         (k) pay salaries of its own employees from its own funds, and not pay salaries of the employees of any Unrestricted Subsidiary;

         (l) not hold out its credit as being available to satisfy the obligations of any Unrestricted Subsidiary;

         (m) not make loans to any Unrestricted Subsidiary or buy or hold evidence of indebtedness issued by any Unrestricted Subsidiary;

         (n) not pledge its assets for the benefit of any Unrestricted Subsidiary; and

         (o) correct any known misunderstanding regarding its identity as being separate from the Unrestricted Subsidiaries.

         SECTION 8.24. Year 2000 Compliance.

Flowers will meet the milestones as to all Mission Critical Systems and Equipment contained in the Y2K Plan (other than testing) on or before October 15, 1999, and will have all Mission Critical Systems and Equipment Year 2000 Compliant and Ready (including all internal and external testing), on or before November 1, 1999, except where failure to meet the milestones would not have or could not reasonably be expected to cause a Material Adverse Effect.

                                  ARTICLE IX.

                EVENTS OF DEFAULT AND ESCROW FUNDING OBLIGATION

         SECTION 9.01. Events of Default.

Any one or more of the following shall constitute an Event of Default hereunder:

         (a) Flowers fails to pay when due any repurchase obligation, Servicer Advance, or its Escrow Funding Obligation, or other payment due and payable hereunder within five (5) days of its due date; or

         (b) Flowers shall fail to observe or perform any covenant contained in:
(i) Sections 8.01(e), 8.01(i), 8.01(j), 8.02(ii), 8.03 through 8.05, inclusive,
Sections 8.17 through 8.19, inclusive, and Sections 8.20 or 8.24; or (ii) Sections 8.14, 8.15 or 8.21, and with respect to this clause (ii) such failure shall not have been cured within 10 days after the earlier to occur of (1) written notice thereof has been given to Flowers by the Bank at the request of any Participant or (2) any Responsible Officer of Flowers otherwise becomes aware of any such failure; or

         (c) Flowers shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) or the Servicing Agreement and such failure shall not have been cured within 30 days after the earlier to occur of
(i) written notice thereof has been given to Flowers by the Bank or (ii) any Responsible Officer of Flowers otherwise becomes aware of any such failure; or

         (d) any representation, warranty, certification or statement made by Flowers or any Selling Subsidiary in Article VII of this Agreement, in the Servicing Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement (other than any representation, warranty, certification or statement set forth in Section 7.18(a) or (b) hereof or which relates, and to the extent it relates, to a Distributor or the Distributor Loan Documents of a Distributor, the breach of which shall be governed by Section
4.02 hereof) shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

         (e) Flowers or any Material Subsidiary shall fail to make any payment in respect of Indebtedness in an aggregate amount outstanding in excess of $10,000,000 (other than hereunder) when due or within any applicable grace period; or

         (f) any event or condition shall occur which results in the acceleration of the maturity of Indebtedness or, as a result of any event of default, there is a requirement for the mandatory purchase or sale of property subject to any "synthetic lease" (meaning a lease transaction under which the obligations of Flowers are treated as debt for tax purposes but not under GAAP) and/or the payment of any final rent payment or guaranteed residual amount with respect thereto (any such obligation to purchase or sell property or pay a final rent payment or guaranteed residual amount under a synthetic lease as a result of an event of default thereunder being a "synthetic lease obligation") in an aggregate amount outstanding in excess of $10,000,000 of Flowers or any Material Subsidiary (including, without limitation, any required mandatory prepayment or "put" of such Indebtedness or, as a result of an event of default, a synthetic lease obligation, to Flowers or any Material Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Indebtedness or commitment therefor or lessor under any such synthetic lease or any Person acting on such holders' or lessor's behalf to accelerate the maturity thereof or terminate any such commitment or to require, as a result of an event of default, the purchase or sale of such property or the payment of any other synthetic lease obligation (including, without limitation, any required mandatory prepayment or "put" of such Indebtedness or synthetic lease obligation to Flowers or any Material Subsidiary); or

         (g) Flowers or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

         (h) an involuntary case or other proceeding shall be commenced against Flowers or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against Flowers or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

         (i) Flowers or any member of the Controlled Group shall fail to pay when due any amount of $2,000,000 or greater which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by Flowers, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or

4219 (c) (5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated, in each case if the amount of Unfunded Vested Liabilities is in excess of $10,000,000; or

         (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $20,000,000 shall be rendered against Flowers or any Material Subsidiary and such judgment or order shall continue unbonded, undischarged, unsatisfied and unstayed for a period of 30 days; or

         (k) a federal tax lien shall be filed against Flowers or any Material Subsidiary under Section 6323 of the Code, if the amount involved is in excess of $20,000,000, or a lien of the PBGC shall be filed against Flowers or any Material Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing, if the amount involved is in excess of $10,000,000; or

         (1) in any 12 month period or less, (i) 50% or more of the members of the full Board of Directors of Flowers shall have resigned or been removed or replaced, or (ii) any Person or "Group" (as defined in Section 2(d) (3) of the Securities Exchange Act of 1934, as amended) (other than an employee benefit or stock ownership plan of Flowers) shall have acquired, during such period, directly or indirectly, more than 30% of the capital stock (whether common or preferred or a combination thereof) of Flowers, provided that Flowers' purchase of treasury shares of shares of its capital stock outstanding on the date hereof which results in one or more of Flowers' shareholders of record as of the date of this Agreement owning 30% or more of Flowers' Capital Stock shall not constitute an acquisition for purposes of this Section 9.01(l); or

         (m) the occurrence of any event, act, occurrence, or condition which either has or which reasonably could be expected to cause a Material Adverse Effect; or

         (n) in the event that this Agreement is deemed to constitute a security agreement, any security interest granted to the Bank herein or therein is invalid or unenforceable; or

         (o) the Flowers Security Agreement shall fail to grant a valid, enforceable first priority security interest in the collateral described herein.

         SECTION 9.02. Remedies on Default.

         (a) Upon the occurrence and during the continuation of an Event of Default (other than an Event of Default described in Section 9.01(g) or (h)), the Bank may, with the consent of the Required Participants, and upon the written request of the Required Participants, shall, take any or all of the following actions, without prejudice to the rights of the Servicer or any Participant to enforce its claims against Flowers, any other Credit Party, any Distributor or other obligor with respect to any Loan: (i) declare the Commitment terminated, whereupon the Commitment shall terminate immediately and any unpaid Commitment Fee shall forthwith become due and payable without any other notice of any kind (with the express understanding that such termination of the Commitment shall not result in a termination of the Participating Commitments of each Participant), (ii) demand that Flowers honor its Escrow Funding Obligation, by placing in escrow with the Bank the Repurchase Price for each of the Notes then held by the Bank (subject to the limitations of the Maximum Recourse Amount), without presentment, demand, protest or any other notice of any kind, all of which are expressly waived, (iii) replace Flowers as the Servicer of the Notes under the Servicing Agreement with the Bank or any of its agents, representatives or appointees and (iv) take any other action and exercise any other remedy available by contract or at law, all of which shall be cumulative.

         (b) Upon the occurrence of an Event of Default under Section 9.01(g) or
(h), (i) all obligations of the Bank to Flowers, including, without limitation, the Commitment shall automatically terminate and any unpaid Commitment Fee shall forthwith become due and payable without any other notice of any kind with the express understanding that such termination of the Commitment shall not result in a termination of the Participating Commitments of each Participant), (ii) the obligation of Flowers to honor its Escrow Funding Obligation, by placing in escrow with the Bank the Repurchase Price for each of the Notes then held by the Bank (subject to the limitations of the Maximum Recourse Amount) hereof, shall be immediately due and payable, without presentment, demand, protest, or any other notice of any kind, all of which are expressly waived, (iii) the Bank shall automatically replace Flowers as the Servicer with respect to the Notes under the Servicing Agreement and (iv) the Bank may take any other action and exercise any other remedy available by contract or at law, all of which shall be cumulative.

         (c) Upon the occurrence of an Event of Default and acceleration of the Escrow Funding Obligation as provided in (a) or (b) above, the Bank may pursue any remedy available under this Agreement or any other Program Document, or available at law or in equity, all of which shall be cumulative.

         (d) All payments with respect to this Agreement received by the Bank or any after the occurrence of an Event of Default and acceleration of the repurchase obligation, shall be applied (i) first to the costs and expenses (including attorneys' fees and disbursements) incurred by the Bank as a result of the Event of Default and to the payment of any fees owing to the Bank as Servicer under the Servicing Agreement, (ii) second, to the payment of Commitment Fee, if any, owing to the Participants hereunder, (iii) third, to the payment of accrued interest on the Funded Participant's Interests hereunder,
(iv) fourth, to the payment of the fees owing to the Bank under the Servicing Agreement, (v) fifth, to the payment of the fees owing to the Servicer under the Servicing Agreement, (vi) sixth to the repayment of the Funded Participant's Interests outstanding hereunder, (vii) seventh, to the payment of all other amounts owing to the Bank or any Participant hereunder, and (viii) eighth, to such Persons as may be legally entitled thereto.

                                   ARTICLE X.

                      ESCROW FUNDING OBLIGATION AND ESCROW


         SECTION 10.01 Appointment of Escrow Agent. Flowers hereby appoints, authorizes and directs the Bank, as Escrow Agent (in such capacity herein called the "Escrow Agent,") to act as escrow agent to receive, hold, invest and distribute the escrow funds deposited with the Escrow Agent pursuant to the terms and conditions hereof.

         SECTION 10.02 Deposit of Escrow Funds. In the event
Flowers has an obligation to comply with its Escrow Funding Obligation, Flowers will deposit immediately available funds, in an amount not to exceed the Maximum Recourse Amount, with the Escrow Agent in an escrow account established by the Escrow Agent for the purposes of this Agreement (the "Escrow Account").

         On the first day of each Fiscal Quarter, Flowers shall recalculate the Maximum Recourse Amount in accordance with Section 5.01 and deposit any increased amount of the Maximum Recourse Amount resulting from such calculation with the Escrow Agent on such date, together with any amounts used by the Bank to satisfy the repurchase obligation of Flowers with respect to any Ineligible Note.

         SECTION 10.03 The Escrow Account. All escrow funds delivered to the Escrow Agent pursuant hereto shall be held by the Escrow Agent in the Escrow Account, and the Escrow Agent shall invest any cash held by it in Permitted Investments for the benefit of Flowers.

         SECTION 10.04 Payments of Repurchase Price for Defaulted Loans. The Escrow Agent is authorized to pay the Bank from the escrowed funds all amounts due on Defaulted Loans and, to the extent not paid by Flowers in accordance with
Section 4.02, Ineligible Notes.

         SECTION 10.05 Reduction of Amount in Escrow. (a) Quarterly, beginning 90 days after Flowers complies with its Escrow Funding Obligation, the Escrow Agent will pay to Flowers all amounts in the Escrow Account in excess of the then outstanding Maximum Recourse Amount.

         (b) After all the Notes have been paid in full and this Agreement terminated, the Escrow Agent shall pay all amounts contained in the Escrow Account to Flowers, after deducting any fees payable for its escrow services.

         SECTION 10.06 Fees and Expenses of Escrow Agent. The customary fees and expenses of the Escrow Agent shall be paid by Flowers, and the Escrow Agent is authorized to deduct such fees and expenses from the funds in the Escrow Account prior to making any other payments permitted hereunder.


         SECTION 10.07 Liability of Escrow Agent.

                  (a) Liability Limitations. In performing any of its duties under this Agreement, or upon the claimed failure to perform its duties hereunder, Escrow Agent shall not be liable to anyone for any damages, losses, or expenses which any of them may incur as a result of the Escrow Agent so acting, or failing to act; provided, however, Escrow Agent shall be liable for damages arising out of its willful default or gross negligence under this Agreement. Accordingly, Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder or (ii) to any action taken or omitted to be taken in reliance upon any document; including any written notice or instructions provided for in this Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the purported proper person or persons and to conform with the provisions of this Agreement. Written instructions provided to Escrow Agent hereunder by the Bank shall be signed by an authorized representative(s) of the Bank. The Escrow Agent makes no representations and shall not be liable for any deficiencies in any deposit made under the Agreement. The Escrow Agent shall make no disbursement, investment or other use of funds until and unless it has collected funds. The Escrow Agent shall not be liable for collection items until the proceeds of the same in actual cash have been received or the Federal Reserve has given the Escrow Agent credit for the funds.

                  (b) Indemnification. Flowers hereby agrees to indemnify and hold harmless the Escrow Agent from and against any and all losses, claims, damages, liabilities and expenses, including without limitations, reasonable costs of investigation and counsel fees and disbursements (both at the trial and appellate levels) which may be imposed on the Escrow Agent or incurred by it in connection with its acceptance of its appointment as Escrow Agent hereunder or the performance of its duties hereunder, including, without limitation, any litigation arising from this Agreement or involving the subject matter thereof. The indemnity provisions of this paragraph (b) shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

                  (c) Disputes. In the event of a dispute between any of the parties hereto as to the proper disposition of funds or other property held by the Escrow Agent, the Escrow Agent shall continue to hold the same undisbursed until such time as the disputing parties agree in writing as to a proper disposition of such funds or the property. If such arrangement is not forthcoming, the Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under the terms of this agreement, whereupon the parties hereto agree the Escrow Agent shall be discharged from all further duties under this Agreement. The filing of any such legal proceedings shall not deprive the Escrow Agent of its compensation earned prior to such filing.

                  (d) Duties and Responsibilities. The duties and responsibilities of the Escrow Agent hereunder shall be limited to those expressly set forth in this Agreement, and the Escrow Agent shall not be bound in any way by any other contract or agreement by or among the Bank, the Participants and Flowers whether or not the Escrow Agent has knowledge of any such contract or agreement or the terms and conditions thereof.

                  (e) Attachment. If all or any part of the escrowed funds is attached, garnished or levied upon, pursuant to any court order, or if the delivery thereof shall be stayed or enjoined by a court order, or any other order, judgment or decree shall be made or entered by any court of competent jurisdiction effecting the escrowed funds or any part thereof or any act of the Escrow Agent, then the Escrow Agent is hereby authorized to obey and comply with such writ, order, judgment or decree so entered or issued; and if the Escrow Agent obeys or complies with any such writ, order, judgment or decree, then it shall not be liable to any other party hereto or any other person by reason of such compliance.


                                  ARTICLE XI.

                                    THE BANK

         SECTION 11.01. Appointment of the Bank as Agent.

To the extent of its ownership interest in the Loans, each Participant hereby designates Bank as its agent to administer all matters concerning the Loans and to act as herein specified. Each Participant hereby irrevocably authorizes the Bank to take such actions on its behalf under the provisions of this Agreement, the other Program Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Bank by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Bank may perform any of its duties hereunder by or through its agents or employees.

         SECTION 11.02. Nature of Duties of the Bank.

The Bank shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Program Documents. None of the Bank nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The Bank shall not have by reason of this Agreement a fiduciary relationship in respect of any Participant; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Bank any obligations in respect of this Agreement or the other Program Documents except as expressly set forth herein.

         SECTION 11.03. Lack of Reliance on the Bank

         (a) Independently and without reliance upon the Bank, each Participant, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Flowers and its Subsidiaries in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of Flowers and its Subsidiaries, and, except as expressly provided in this Agreement, the Bank shall have no duty or responsibility, either initially or on a continuing basis, to provide any Participant with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

         (b) The Bank shall not be responsible to any Participant for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, any Program Document, any Distributor Loan Document or any other documents contemplated hereby or thereby, or the financial condition of Flowers, any of its Subsidiaries or any Distributor, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the other documents contemplated hereby or thereby, or the financial condition of Flowers, any of its Subsidiaries or any Distributor, or the existence or possible existence of any Default or Event of Default.

         SECTION 11.04. Certain Rights of the Bank.

If the Bank shall request instructions from the Required Participants with respect to any action or actions (including the failure to act) in connection with this Agreement, the Bank shall be entitled to refrain from such act or taking such act, unless and until the Bank shall have received instructions from the Required Participants; and the Bank shall not incur liability in any Person by reason of so refraining. Without limiting the foregoing, no Participant shall have any right of action whatsoever against the Bank as a result of the Bank acting or refraining from acting hereunder in accordance with the instructions of the Required Participants.

         SECTION 11.05. Reliance by the Bank.

The Bank shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Bank may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 11.06. Indemnification of the Bank.

To the extent the Bank is not reimbursed and indemnified by Flowers, each Participant will reimburse and indemnify the Bank, ratably according to the respective Pro Rata Shares, in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Bank in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Program Documents; provided that no Participant shall be liable to the Bank for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Bank's gross negligence or willful misconduct.

         SECTION 11.07. The Bank in its Individual Capacity.

With respect to its obligations under this Agreement and the amounts advanced by it, the Bank shall have the same rights and powers hereunder as any other Participant and may exercise the same as though it were not performing the duties specified herein; and the terms "Participants", "Required Participants", or any similar terms shall, unless the context clearly otherwise indicates, include the Bank in its individual capacity. The Bank may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with Flowers or its Subsidiaries or any affiliate of Flowers and its Subsidiaries as if it were not performing the duties specified herein, and may accept fees and other consideration from Flowers and its Subsidiaries for services in connection with this Agreement and otherwise without having to account for the same to the Participants.

         SECTION 11.08. Holders of Participation Certificates.

The Bank may deem and treat the payee of any Participation Certificate as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Bank. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Participation Certificate shall be conclusive and binding on any subsequent holder, transferee or assignee of such Participation Certificate or of any Participation Certificate or Certificates issued in exchange therefor.


                                  ARTICLE XII.

                                 MISCELLANEOUS

         SECTION 12.01. No Waiver.

No delay or failure on the part of the Bank in the exercise of any right, power or privilege granted under this Agreement, under any other Program Document, or available at law or in equity, shall impair any such right, power or privilege or be construed as a waiver of any Event of Default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against the Bank unless made in writing and signed by the Bank, and then only to the extent expressly specified therein.

         SECTION 12.02. Notices.

Unless otherwise provided herein, all notices, requests and other communications provided for hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given at the following addresses:

   (1)  If to the Bank,   SunTrust Bank, Atlanta
                          303 Peachtree St. NE, 2nd Floor
                          Atlanta, Georgia 30308
                          Attention: Strategic Partner Programs
                          Center Code 1923

                          Telephone: (404) 724-3320
                          Telecopy:  (404) 724-3716

   (2)  If to Flowers,    Flowers Industries, Inc.
                          11796 U.S. Highway 19 South
                          1919 Flowers Circle
                          Thomasville, Georgia 31757
                          Attention:  Mr. Kirk Tolbert

                          Telephone:  (912) 227-2278
                          Telecopy:   (912) 225-5435

Any such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified above and the appropriate answerback is received, (ii) if given by mail, upon the earlier of receipt or the third Business Day after such communication is deposited in the United States mails, registered or certified, with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified herein. Flowers or the Bank may change its address for notice purposes by notice to the other parties in the manner provided herein.

         SECTION 12.03. Governing Law.

This Agreement and all other Loan Documents shall be governed by and interpreted in accordance with the laws of the State of Georgia.

         SECTION 12.04. Survival of Representations and Warranties.

All representations and warranties contained herein or made by or furnished on behalf of Flowers or the Selling Subsidiaries in connection herewith shall survive the execution and delivery of this Agreement and all other Program Documents.

         SECTION 12.05. Descriptive Headings.

The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         SECTION 12.06. Severability.

If any part of any provision contained in this Agreement or in any other Loan Document shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions.

         SECTION 12.07. Time is of the Essence.

Time is of the essence in interpreting and performing this Agreement and all other Loan Documents.

         SECTION 12.08. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

         SECTION 12.09. Payment of Costs.

Flowers shall pay all costs, expenses, taxes and fees (i) incurred by the Bank in connection with the preparation, execution and delivery of this Agreement and all other Program Documents including, without limitation, the costs and professional fees of counsel for the Bank, Messrs. King & Spalding, whether or not the transaction contemplated hereby shall be consummated, and any and all stamp, intangible or other taxes that may be payable or determined in the future to be payable in connection therewith; (ii) incurred by the Bank in connection with the preparation, execution and delivery of any waiver, amendment or consent by the Bank relating to the Program Documents, including, without limitation, the costs and professional fees of counsel for the Bank; and (iii) incurred by the Bank and the Participants in enforcing the Program Documents at any time that an Event of Default has occurred and is continuing, including, without limitation, attorneys' fees and expenses of counsel for the Bank and the Participants.

         SECTION 12.10.    Benefit of Agreement; Assignments; Participations.

         (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Flowers may not assign or transfer any of its interest hereunder without the prior written consent of the Participants.

         (b) Any Participant may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Participant.

         (c) Each Participant may assign all of its interests, rights and obligations under this Agreement (including all of its Participating Commitments and the Funded Participant's Interest at the time owing to it and the Participation Certificates held by it) to any Eligible Assignee; provided, however, that (i) the Flowers and the Bank shall each have given its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is an Affiliate of the assigning Participant or, in the case of the Flowers, unless an Event of Default has occurred and is continuing hereunder, (ii) unless the Participant is assigning its entire Participating Commitment, the amount of the Participating Commitment of the assigning Participant subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Bank) shall not be less than the lesser of (x) 50% of its original Participating Commitment or (y) $5,000,000 and (iii) the parties to each such assignment shall execute and deliver to the Bank an Assignment and Acceptance, together with the Participation Certificate subject to such assignment and, unless such assignment is to an Affiliate of such Participant, a processing and recordation fee of $3,000. Within ten (10) Business Days after receipt of the notice and the Assignment and Acceptance, Bank shall execute and deliver, in exchange for the surrendered Participation Certificate, a new Participation Certificate to the order of the assignor and such assignee in a principal amount equal to the applicable Participating Commitment retained and assumed by it, respectively, pursuant to such Assignment and Acceptance. Such new Participation Certificate shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Participation Certificate, shall be dated the date of the surrendered Participation Certificate which it replaces, and shall otherwise be in substantially the form attached hereto.

         (d) Each Participant may, without the consent of Flowers or the Bank, sell sub-participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Participating Commitment and the Funded Participant's Interest owing to it), provided, however, that (i) no Participant may sell a sub-participation in its Participating Commitment (after giving effect to any permitted assignment hereof) unless it retains an aggregate exposure of 25% of its original Participating Commitment; provided, however, sales of sub-participations to an Affiliate of such Participant shall not be included in such calculation; provided, further, however, no such maximum amount shall be applicable to any such sub-participation sold at any time there exists an Event of Default hereunder, (ii) such Participant's obligations under this Agreement shall remain unchanged, (iii) such Participant shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the sub-participating bank or other entity shall not be entitled to the benefit (except through its selling Participant) of the cost protection provisions contained in Article II of this Agreement, (v) Flowers, Bank and the other Participants shall continue to deal solely and directly with each Participant in connection with such Participant's rights and obligations under this Agreement and the other Program Documents, and
(vi) in no event shall a selling Participant be obligated to the sub-participant to take or refrain from taking any action hereunder except that such Participant may agree that it will not (except as provided below), without the consent of the sub-participant, agree to (A) the extension of any date fixed for the payment of principal of or interest on the Funded Participant's Interests, (B) the decrease of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the Funded Participant's Interests; (C) the increase in the committed amount of the Funded Participant's Interests; (D) any decrease in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, or (E) the release of any guaranty given to support payment of Funded Participant's Interests (but excluding any guaranty which is a Distributor Loan Document). Each Participant shall promptly notify in writing the Bank and the Flowers of any sale of a sub-participation hereunder and shall certify to Flowers and Bank its compliance with the terms hereof.

         SECTION 12.11. Third Party Beneficiaries.

No persons shall be deemed to be third party beneficiaries of this Agreement. Except as otherwise expressly provided for in this Agreement, this Agreement is solely for the benefit of Flowers and the Bank and their respective successors and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

         SECTION 12.12. Cumulative Remedies; No Waiver.

The rights, powers, and remedies of the Bank provided herein or in any other Program Document are cumulative and not exclusive of any right, power, or remedy provided by law or equity.

         SECTION 12.13. Amendments; Consents.

No amendment, modification, supplement, termination, or waiver of any provision of this Agreement or any other Program Document, and no consent to any departure by Flowers or any of their respective Subsidiaries therefrom, may in any event be effective unless in writing signed by the Required Participants, and then only in the specific instance and for the specific purpose given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Participants do any of the following: (i) waive any of the conditions specified in Section 2.1 or Article IV, (ii) increase the Participating Commitments or contractual obligations of the Participants to the Bank or Flowers under this Agreement, (iii) reduce the principal of, or interest on, the Participation Certificates or any fees hereunder, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Participation Certificates or any fees hereunder, (v) agree to release Flowers from its Escrow Funding Obligation, (vi) modify the definition of "Required Participants," or (vii) modify this Section
12.13. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Bank in addition to the Participants required hereinabove to take such action, affect the rights or duties of the Bank under this Agreement or under any other Program Document or Distributor Loan Document. In addition, notwithstanding the foregoing, the Bank and Flowers may, without the consent of or notice to the Participants, enter into amendments, modifications or waivers with respect to the Servicing Agreement as long as such amendments or modifications do not conflict with the terms of this Agreement.

         SECTION 12.14. Set-Off.

Upon the occurrence and during the continuation of an Event of Default, Flowers authorizes each Participant, without notice or demand, to apply any indebtedness due or to become due to Flowers from such Participant in satisfaction of any of the indebtedness, liabilities or obligations of Flowers under this Agreement or under any other Program Document, including, without limitation, the right to set-off against any deposits or other cash collateral of Flowers held by Participant.

         SECTION 12.15. Indemnity.

Flowers agrees to protect, indemnify and save harmless the Bank and each Participant (but not any sub-participants purchasing sub-participations pursuant to Section 12.10(d) hereof) and all directors, officers, employees and agents of the Bank and each Participant ( the "Indemnified Parties"), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to or in connection with the execution and delivery of this Agreement, the purchase or the making of the Loans or any of them or the purchase of the Participant's Interests or any of them, the enforcement, performance and administration of this Agreement or any powers granted to the Bank or any Participant hereunder or under any Program Documents, any failure of any representation and warranty of Flowers hereunder, any failure of Flowers or any Selling Subsidiary to comply with the covenants set forth herein or the terms of the Distributor Loan Documents, arising out of the relationship between Flowers and its Subsidiaries and the Distributors or otherwise unless arising solely from the gross negligence or willful or intentional misconduct of such Indemnified Party as determined by a court of competent jurisdiction. The indemnity contained in this section shall survive the termination of this Agreement.

         SECTION 12.16. Jurisdiction and Venue.

Flowers agrees, without power of revocation, that any civil suit or action brought against it as a result of any of its obligations under this Agreement or under any other Program Document may be brought against it either in the Superior Court of Fulton County, Georgia, or in the United States District Court for the Northern District of Georgia, and Flowers hereby irrevocably submits to the jurisdiction of such courts and irrevocably waives, to the fullest extent permitted by law, any objections that it may now or hereafter have to the laying of the venue of such civil suit or action and any claim that such civil suit or action has been brought in an inconvenient forum, and Flowers agrees that final judgment in any such civil suit or action shall be conclusive and binding upon it and shall be enforceable against it by suit upon such judgment in any court of competent jurisdiction.

         SECTION 12.17. Waiver of Jury Trial.

To the extent permitted by applicable law, Flowers hereby waives the right to trial by jury.

         SECTION 12.18. Effect on Existing Loan Facility Agreement; Execution of New Loan Documents.

Upon the Closing Date, all "Loans" (as defined under the Existing Loan Facility Agreement) outstanding pursuant to the Existing Loan Facility Agreement shall be deemed to be Loans outstanding hereunder, and the Existing Loan Facility Agreement shall be of no further force and effect, except to the extent that all indemnities set forth therein are deemed to expressly survive the termination thereof.

         SECTION 12.19. Termination of Agreement.

This Agreement shall terminate, except as otherwise provided herein, upon the indefeasible payment in full of all amounts owing to the Bank pursuant to the Program Documents and the termination of the Commitment.

         WITNESS the hand and seal of the parties hereto through their duly authorized officers, as of the date first above written.

                                   FLOWERS INDUSTRIES, INC.

                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------


                                   Attest:
                                          -------------------------------------
[Corporate Seal]                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

Address for Notices:                        SUNTRUST BANK, ATLANTA, as the
                                              Bank and as a Participant
303 Peachtree St., N.E., 3rd Floor
Atlanta, GA 30303
Attention: Ms. Kim Martin                   By:
Telecopy No.: (404) 230-5305                   --------------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                      -------------------------

Participating Commitment: $60,000,000
Pro Rata Share: 75%



                  [SIGNATURE PAGE TO LOAN FACILITY AGREEMENT]

                                               COOPERATIEVE CENTRALE
                                               RAIFFEISEN-BOERENLEENBANK B.A.,
Rabobank Nederland                             "RABOBANK NEDERLAND,"
245 Park Avenue                                NEW YORK BRANCH, as a Participant
New York, New York 10167
Attention:  Corporate Services Department
Telecopy No.:  (212) 818-0233                  By:
                                                  -----------------------------
with a copy to:                                   Name:
                                                       ------------------------
                                                  Title:
                                                        -----------------------

Rabobank Nederland
One Atlantic Center, Suite 3450                By:
1201 W. Peachtree Street                          -----------------------------
Atlanta, Georgia 30309-3400                       Name:
Attention: Mr. Theodore Cox                            ------------------------
Telecopy No.:  (404) 877-9150                     Title:
                                                        -----------------------



Participating Commitment: $20,000,000
Pro Rata Share: 25%







                  [SIGNATURE PAGE TO LOAN FACILITY AGREEMENT]

                                  SCHEDULE 5.01

              Quarterly Threshold Amount and Non-Guaranteed Amount


                                QUARTERLY      QUARTERLY          NON-
                                 STEP UP       THRESHOLD       GUARANTEED
QUARTER, YEAR & DATE             AMOUNT         AMOUNT          AMOUNT
4th FY 1999 (1/1/00)                        $ 36,620,000     $ 43,380,000
  Total FY 1999                5,520,000    $ 36,620,000     $ 43,380,000

1st FY 2000 (4/22/00)          1,520,000    $ 38,140,000     $ 41,860,000
2nd FY 2000 (7/15/00)          1,520,000    $ 39,660,000     $ 40,340,000
3rd FY 2000 (10/7/00)          1,520,000    $ 41,180,000     $ 38,820,000
4th FY 2000 (12/30/00)         1,520,000    $ 42,700,000     $ 37,300,000
  Total FY 2000                6,080,000    $ 42,700,000     $ 37,300,000

1st FY 2001 (4/21/01)          1,620,000    $ 44,320,000     $ 35,680,000
2nd FY 2001 (7/14/01)          1,620,000    $ 45,940,000     $ 34,060,000
3rd FY 2001 (10/6/01)          1,620,000    $ 47,560,000     $ 32,440,000
4th FY 2001 (12/29/01)         1,620,000    $ 49,180,000     $ 30,820,000
  Total FY 2001                6,480,000    $ 49,180,000     $ 30,820,000

1st FY 2002 (4/20/02)          1,720,000    $ 50,900,000     $ 29,100,000
2nd FY 2002 (7/13/02)          1,720,000    $ 52,620,000     $ 27,380,000
3rd FY 2002 (10/5/02)          1,720,000    $ 54,340,000     $ 25,660,000
4th FY 2002 (12/28/02)         1,720,000    $ 56,060,000     $ 23,940,000
  Total FY 2002                6,880,000    $ 56,060,000     $ 23,940,000

1st FY 2003 (4/19/03)          1,820,000    $ 57,880,000     $ 22,120,000
2nd FY 2003 (7/12/03)          1,820,000    $ 59,700,000     $ 20,300,000
3rd FY 2003 (10/4/03)          1,820,000    $ 61,520,000     $ 18,480,000
4th FY 2003 (1/3/04)           1,820,000    $ 63,340,000     $ 16,660,000
  Total FY 2003                7,280,000    $ 63,340,000     $ 16,660,000

1st FY 2004 (4/24/04)          1,820,000    $ 65,160,000     $ 14,840,000
2nd FY 2004 (7/17/04)          1,820,000    $ 66,980,000     $ 13,020,000
3rd FY 2004 (10/9/04)          1,820,000    $ 68,800,000     $ 11,200,000
4th FY 2004 (1/1/05)           1,820,000    $ 70,620,000     $  9,380,000
  Total FY 2004                7,280,000    $ 70,620,000     $  9,380,000

1st FY 2005 (4/23/05)            845,000    $ 71,465,000     $  8,535,000
2nd FY 2005 (7/16/05)            845,000    $ 72,310,000     $  7,690,000
3rd FY 2005 (10/8/05)            845,000    $ 73,155,000     $  6,845,000
4th FY 2005 (12/31/05)           845,000    $ 74,000,000     $  6,000,000
  Total FY 2005                3,380,000    $ 74,000,000     $  6,000,000

  Total                       74,000,000

                                  SCHEDULE 7.08

                                  Subsidiaries

                           [To be provided by Flowers]

                   FIRST AMENDMENT TO LOAN FACILITY AGREEMENT

         THIS FIRST AMENDMENT TO LOAN FACILITY AGREEMENT ("Amendment") made as of this 29th day of December, 1999, by and between FLOWERS INDUSTRIES, INC., a Georgia corporation having its principal office in Thomasville, Georgia ("Flowers"), and SUNTRUST BANK, ATLANTA, a Georgia banking corporation, having its principal office in Atlanta, Georgia ("SunTrust") and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND," New York Branch ("Rabobank") (SunTrust and Rabobank, together with any assignees thereof becoming "Participants" pursuant to the terms of the Loan Facility Agreement, the "Participants").

                              W I T N E S S E T H :

         WHEREAS, Flowers and the Participants are parties to that certain Loan Facility Agreement dated as of November 5, 1999 (as heretofore amended or modified, the "Agreement"; all terms used herein without definition shall have the meanings set forth in the Agreement); and

         WHEREAS, Flowers has requested that the Participants amend the Agreement as set forth herein, and the Participants are willing to so agree, subject to the terms and conditions hereof;

         NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties hereby agree that the Agreement is hereby amended as follows:

         1. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

         2. Section 8.01 (a)of the Agreement is hereby amended by adding the following new clause (iii) to the end thereof;

                  (iii) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a copy of the auditor's management letter furnished to Flowers by such independent public accountants; and

         3. Section 8.17 of the Agreement hereby is deleted in its entirety and the following is substituted therefor:

         SECTION  8.17. Adjusted Fixed Charges Coverage Ratio

                  At the end of each Fiscal Quarter, commencing with the third Fiscal Quarter of the 1999 Fiscal Year, the ratio of Adjusted EBILT to Adjusted Consolidated Fixed Charges shall at all times be greater than the ratio set forth below for each Fiscal Quarter of each Fiscal Year set forth below:

                                                      Adjusted Fixed Charges
                  Fiscal Quarter     Fiscal Year         Coverage Ratio
                  --------------     -----------         --------------
                      Third          1999                 1.50 to 1.0
                      Fourth         1999                 1.30 to 1.0
                      First          2000                 1.20 to 1.0
                      Second         2000                 1.10 to 1.0
                      Third          2000                 1.20 to 1.0
                      Fourth         2000                 1.50 to 1.0
                      First          2001                 1.65 to 1.0
                      Second         2001                 1.65 to 1.0
                      Third          2001                 1.75 to 1.0
                      Fourth         2001
                      and thereafter                      2.00 to 1.0

         4. Section 8.20 of the Agreement hereby is deleted in its entirety and the following is substituted therefor:

         SECTION  8.20. Minimum Adjusted Consolidated EBIDTA.

                  At the end of each Fiscal Quarter, commencing with the Fourth Fiscal Quarter of Fiscal Year 1999, Adjusted Consolidated EBITDA shall at all times be greater than the amount set forth below for each Fiscal Quarter of each Fiscal Year set forth below:

                  Fiscal Quarter     Fiscal Year   Adjusted Consolidated EBITDA
                  --------------     -----------   ----------------------------
                      Fourth           1999               $15,000,000
                      First            2000               $32,000,000
                      Second           2000               $29,000,000
                      Third            2000               $44,000,000
                      Fourth           2000               $63,000,000

         5. Except for the amendments and agreements expressly set forth above, the Agreement shall remain unchanged and in full force and effect. Flowers acknowledges and expressly agrees that the Participants reserve the right to, and do in fact, require strict compliance with the terms and provisions of the Agreement, as amended by this Amendment.

         6. Flowers hereby affirms and restates as of the date hereof all covenants set forth in the Agreement, as amended hereby, and such covenants are incorporated by reference herein as if set forth herein directly.

         7. Except as expressly amended herein, all terms, covenants and conditions of the Agreement and all other Loan Documents shall remain in full force and effect. The parties hereto do expressly ratify and confirm the Agreement as amended herein.

         8. Flowers hereby agrees that nothing herein shall constitute a waiver by the Participants of any Default or Event of Default, whether known or unknown, which may exist under the Agreement. Flowers hereby further agrees that no action, inaction or agreement by the Participants, including without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Agreement which may have occurred with respect to the non-payment of any obligation during the terms of the Agreement or any portion thereof, or any other matter relating to the Agreement, shall require or imply any future indulgence, waiver, or agreement by the Participants. In addition, Flowers acknowledges and agrees that it has no knowledge of any defenses, counterclaims, offsets or objections in its favor against the Participants with regard to any of the obligations due under the terms of the Agreement or any other Program Document as of the date of this Amendment.

         9. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

         10. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

         11. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

         12. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment through their authorized officers as of the date first above written.

                                         FLOWERS INDUSTRIES, INC.

                                         By:
                                             Name:
                                                  --------------------------
                                             Title:
                                                   -------------------------

                                         Attest:
                                             Name:
                                                  --------------------------
                                             Title:
                                                   -------------------------

                                                      [CORPORATE SEAL]

Address for Notices:                           SUNTRUST BANK, ATLANTA, as the
                                                    Bank and as a Participant
303 Peachtree St., N.E., 3rd Floor
Atlanta, GA 30303
Attention: Ms. Kim Martin                      By:
Telecopy No.: (404) 230-5305                      -----------------------------
                                                  Name:
                                                  Title:

Participating Commitment: $60,000,000
Pro Rata Share: 75%

                                              COOPERATIEVE CENTRALE
                                              RAIFFEISEN-BOERENLEENBANK B.A.,
Rabobank Nederland                            "RABOBANK NEDERLAND,"
245 Park Avenue                               NEW YORK BRANCH, as a Participant
New York, New York 10167
Attention:  Corporate Services Department
Telecopy No.:  (212) 818-0233                 By:
                                                 ------------------------------
                                                   Name:
with a copy to:                                    Title:

Rabobank Nederland
One Atlantic Center, Suite 3450               By:
1201 W. Peachtree Street                         -----------------------------
Atlanta, Georgia 30309-3400                       Name:
Attention: Mr. Theodore Cox                       Title:
Telecopy No.:  (404) 877-9150

Participating Commitment: $20,000,000
Pro Rata Share: 25%

                   SECOND AMENDMENT TO LOAN FACILITY AGREEMENT


     THIS SECOND AMENDMENT TO LOAN FACILITY AGREEMENT ("Amendment") made as of this 30th day of March, 2000, by and among FLOWERS INDUSTRIES, INC., a Georgia corporation having its principal office in Thomasville, Georgia ("Flowers"), SUNTRUST BANK, formerly known as SunTrust Bank, Atlanta, a Georgia banking corporation, having its principal office in Atlanta, Georgia ("SunTrust") and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND," New York Branch ("Rabobank", together with SunTrust, the "Participants").

                              W I T N E S S E T H :

     WHEREAS, Flowers and the Participants are parties to that certain Loan Facility Agreement dated as of November 5, 1999, as amended by that certain First Amendment to Loan Facility Agreement dated as of December 29, 1999 (as so amended, the "Agreement"; all terms used herein without definition shall have the meanings set forth in the Agreement); and

     WHEREAS, Flowers has requested that the Participants amend the Agreement as set forth herein, and the Participants are willing to so agree, subject to the terms and conditions hereof;

     NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties hereby agree that the Agreement is hereby amended as follows:

     1. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

     2. Section 1.01 of the Agreement hereby is amended by deleting the definitions of "Adjusted Consolidated Fixed Charges", "Adjusted Consolidated Net Income", "Adjusted EBILT", "Flower's Credit Agreement", and "Net Proceeds of Capital Stock" in their entirety and replacing such definitions in Section 1.01 with the following definitions in the appropriate alphabetical order:

          "Adjusted Consolidated Fixed Charges" means at any date the sum of (i) Adjusted Consolidated Interest Expense for the Fiscal Year to date or 4 Fiscal Quarter period (as applicable) used in the calculation of Adjusted Consolidated Net Income for the determination of Adjusted EBILTDA, and (ii) all payment obligations of Flowers and its Restricted Subsidiaries for such period under all operating leases and rental agreements.

          "Adjusted Consolidated Net Income" means, for any period, the Net Income of Flowers and its Restricted Subsidiaries determined on a consolidated basis, including (without duplication) any cash dividends received from Keebler or any other Investment, but excluding (i) extraordinary items, (ii) any equity interests of Flowers or any Restricted Subsidiary in the unremitted earnings of any Person that is not a Subsidiary, (iii) mark-to-market adjustments made in connection with Flowers' commodities hedging program in accordance with GAAP, and (iv) gains and losses from sales of assets outside the ordinary course of business.

          "Adjusted EBILTDA" means at any date the sum of (i) Adjusted Consolidated Net Income for the Fiscal Year to date (when calculated as of the end of the second and third Fiscal Quarters of the 2000 Fiscal Year) or the 4 Fiscal Quarters ending on or prior to the date of measurement (when calculated as of the end of the fourth Fiscal Quarter of the 2000 Fiscal Year and thereafter), plus (ii) the sum of Adjusted Consolidated Fixed Charges and taxes on income (including deferred taxes), depreciation and amortization for the same Fiscal Year to date or 4 Fiscal Quarters (as applicable).

          "Flowers Credit Agreement" means that certain $500,000,000 Second Amended and Restated Credit Agreement, dated as of March 30, 2000, among Flowers, the banks listed therein, Wachovia Bank, N.A., as Agent, The Bank of Nova Scotia, as Documentation Bank and Bank of America, N.A., as Syndications Agent, as from time to time in effect.

          "Net Proceeds of Capital Stock" means any cash proceeds received by Flowers or a Restricted Subsidiary in respect of the issuance of Capital Stock, after deducting therefrom all reasonable and customary costs and expenses incurred by Flowers or such Consolidated Subsidiary directly in connection with the issuance of such Capital Stock.

     3. Section 1.01 of the Credit Agreement hereby is amended by adding the following new definitions of "Borrowing Base", "Capital Expenditures", "Fiscal Period", "Indebtedness for Borrowed Money", "New Capitalized Lease Obligations", "New Indebtedness for Borrowed Money", "Permitted Refinancing Indebtedness", "Permitted Refinancing Leases", "Restricted Payments", "Second Amendment Effective Date", "Synthetic Lease" and "Synthetic Lease Obligations" in appropriate alphabetical order:

          "Borrowing Base" means the sum on the last day of any Fiscal Period, as shown on the balance sheet of Flowers for such date (except as to clause
     (iv) below), of:

          (i) 80% of the net book value of all accounts receivable (net of all reserves) of Flowers and its Restricted Subsidiaries, calculated in accordance with GAAP;

               (ii) 50% of the book value of all inventory of Flowers and its Restricted Subsidiaries, calculated in accordance with GAAP;

               (iii) 50% of the net book value of all tangible property, plant and equipment of Flowers and its Restricted Subsidiaries, calculated in accordance with GAAP; and

               (iv) 60% of the product of (a) the average per share closing price of Keebler common stock during such Fiscal Period times (b) the number of shares of such stock owned by Flowers, as of such date.

          "Capital Expenditures" means for any period the sum of all capital expenditures incurred during such period by Flowers and its Restricted Subsidiaries, as determined in accordance with GAAP.

          "Fiscal Period" means each fiscal period of Flowers, consisting of approximately four weeks, Flowers having thirteen such fiscal periods in each Fiscal Year.

          "Indebtedness for Borrowed Money" means Indebtedness of the types described in clauses (a) and (d) of the definition of Indebtedness.

          "New Capitalized Leases" means Capitalized Leases which are entered into on or after the Second Amendment Effective Date, other than Permitted Refinancing Leases; provided, that any Synthetic Lease which is in existence on the Second Amendment Effective Date and is not a Permitted Refinancing Lease shall not constitute a New Capitalized Lease, regardless of any classification or reclassification thereof at any time for purposes of GAAP.

          "New Indebtedness for Borrowed Money" means Indebtedness for Borrowed Money which is incurred on or after the Second Amendment Effective Date, other than Permitted Refinancing Indebtedness.

          "Permitted Refinancing Indebtedness" means Indebtedness for Borrowed Money which is incurred on or after the Second Amendment Effective Date solely to refinance Indebtedness for Borrowed Money which existed prior to the Second Amendment Effective Date, so long as the principal amount is not increased or the maturity shortened to a date prior to January 1, 2004, such Indebtedness for Borrowed Money is not secured by a Lien on any assets of Flowers or any of its Subsidiaries, other than a Lien on assets, if any, which as of the Second Amendment Effective Date secured the Indebtedness for Borrowed Money being refinanced, and the credit or other agreement governing such Indebtedness for Borrowed Money does not contain any financial, negative or affirmative covenants (other than collateral related covenants, where collateral is permitted pursuant to this definition) which are more restrictive in any material respect on Flowers or any of its Subsidiaries than those contained in this Agreement.

          "Permitted Refinancing Leases" means Capitalized Leases which are entered into on or after the Second Amendment Effective Date solely to refinance Capitalized Leases or Synthetic Leases which existed prior to the Second Amendment Effective Date, so long as the principal component of the base rent obligations thereunder are not increased or the maturity shortened to a date prior to January 1, 2004, such Capitalized Leases are not secured by a Lien on any assets of Flowers or any of its Subsidiaries, other than a Lien on assets, if any, which as of the Second Amendment Effective Date secured the obligations under the Capitalized Lease or Synthetic Lease being refinanced, and lease agreement, participation agreement, guaranty or other agreement governing such Capitalized Lease does not contain any financial, negative or affirmative covenants (other than collateral related covenants, where collateral is permitted pursuant to this definition) which are more restrictive in any material respect on Flowers or any of its Subsidiaries than those contained in this Agreement.

          "Restricted Payment" means (i) any dividend or other distribution on any shares of Flowers' Capital Stock (except dividends payable solely in shares of its Capital Stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of Flowers' Capital Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock) or (b) any option, warrant or other right to acquire shares of Flowers Capital Stock.

          "Second Amendment Effective Date" means March 30, 2000.

          "Synthetic Lease" means a lease of property which is intended to be classified as an operating lease in accordance with GAAP, but with respect to which it is intended that the lessee be treated as the owner of the property subject thereto for purposes of federal income tax.

          "Synthetic Lease Obligations" means the principal component of the base rent obligations of a Person as lessee under a Synthetic Lease.

     4. Section 1.01 of the Agreement is further amended by deleting the definitions of "Mission Critical Systems and Equipment," "Y2K Plan" and "Year 2000 Compliant and Ready."

     5. Section 7.16 of the Agreement hereby is deleted in its entirety and the following is substituted therefor:

     SECTION 7.16 Margin Stock.

          Neither Flowers nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock (other than its ownership stock in Keebler), and no part of the proceeds of any Loan made hereunder will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation T, U or X.

     6. Section 7.19 of the Agreement hereby is deleted in its entirety and the following is substituted therefor:

        SECTION 7.19 INTENTIONALLY OMITTED

     7. Section 8.01(c) of the Agreement hereby is deleted in its entirety and the following is substituted therefor:

     (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit H (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of Flowers (i) setting forth in reasonable detail the calculations required to establish whether Flowers was in compliance with the requirements of Sections 8.13 through 8.20, inclusive, and Section 8.26 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which Flowers is taking or proposes to take with respect thereto;

     8. Section 8.01(i) of the Agreement hereby is deleted in its entirety and the following is substituted therefor:

     (i) INTENTIONALLY OMITTED.

     9. Section 8.01(j) of the Agreement hereby is deleted in its entirety and the following is substituted therefor:

     (j) within 15 days after the receipt thereof, a copy of the report of Arthur Andersen Consulting to Flowers rendered pursuant to engagement letter dated January 12, 2000; and

     10. Section 8.04 of the Agreement is hereby amended by deleting subsection 8.04(d)(z) in its entirety and replacing said subsection with the following:

     (z) transfers of (but not Liens on) Margin Stock.

     11. Section 8.14 of the Agreement hereby is deleted in its entirety and the following is substituted therefor:

         SECTION 8.14 Loans or Advances.

          Neither Flowers nor any of its Material Subsidiaries shall make loans or advances to any Person except as permitted by Section 8.16 and except:
     (i) loans or advances to employees not exceeding $10,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Second Amendment Effective Date; (ii) deposits required by government agencies or public utilities; (iii) loans or advances to and among Flowers and its Wholly Owned Subsidiaries; and (iv) other loans or advances, to Persons other than the Unrestricted Subsidiaries (loans and advances to Unrestricted Subsidiaries not being permitted), in an aggregate amount outstanding which do not exceed 15% of Adjusted Consolidated Total Assets as of the last day of the immediately preceding Fiscal Quarter; provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, no Default shall be in existence or be created thereby.

     12. Section 8.15 of the Agreement hereby is deleted in its entirety and the following is substituted therefor:

         SECTION 8.15 Investments.

          Neither Flowers nor any of its Restricted Subsidiaries shall make Investments in any Person except as permitted by Section 8.14 and except Investments in (i) direct obligations of the United States Government maturing within one year, (ii) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Agent, (iii) commercial paper rated A1 or the equivalent thereof by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. or P1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition; (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc.; (v) Investments by Flowers or any Restricted Subsidiary in the stock (or other ownership interests) of Persons which are Restricted Subsidiaries as of the Second Amendment Effective Date and/or (vi) Permitted Keebler Investments; provided, however, immediately after giving effect to the making of any Investment, no Default shall have occurred and be continuing.

     13. Section 8.16(o) of the Agreement hereby is deleted in its entirety and the following is substituted therefor:

          (o) Liens in favor of the Participants to secure the Escrow Funding Obligation and other obligations of Flowers under this Agreement and (if applicable) under any other agreement pertaining to Indebtedness which is required to be equally and ratably secured by any Lien securing the Escrow Funding Obligation and such other obligations;

     14. Section 8.17 of the Agreement hereby is deleted in its entirety and the following is substituted therefor:

         SECTION 8.17. Adjusted Fixed Charges Coverage Ratio

          At the end of each Fiscal Quarter, commencing with the second Fiscal Quarter of the 2000 Fiscal Year, the ratio of Adjusted EBILTDA to Adjusted Consolidated Fixed Charges shall at all times be equal to or greater than the ratio set forth below for such Fiscal Quarter of each Fiscal Year set forth below:


                                            Adjusted Fixed Charges
         Fiscal Quarter       Fiscal Year      Coverage Ratio
         --------------      -----------       --------------
         Second                 2000              1.10 to 1.0
         Third                  2000              1.15 to 1.0
         Fourth                 2000              1.20 to 1.0
         First                  2001              1.25 to 1.0
         Second                 2001              1.25 to 1.0
         Third                  2001              1.25 to 1.0
         Fourth                 2001
         and thereafter                           1.50 to 1.0

     15. Section 8.18 of the Agreement hereby is deleted in its entirety and the following is substituted therefor:

          SECTION 8.18 Leverage Ratio. The Leverage Ratio shall at all times be equal to or less than 0.65 to 1.0.

     16. Section 8.20 of the Agreement hereby is deleted in its entirety and the following is substituted therefor:

          SECTION 8.20 Adjusted Consolidated EBITDA. At the end of each Fiscal Quarter, commencing with the first Fiscal Quarter of the 2000 Fiscal Year, Adjusted Consolidated EBITDA shall at all times be equal to or greater than the amount set forth below for each Fiscal Quarter of each Fiscal Year set forth below, and shall be calculated (i) at the end of each Fiscal Quarter in the 2000 Fiscal Year, for such Fiscal Quarter only, and (ii) at the end of each Fiscal Quarter thereafter, for the 4 Fiscal Quarter period then ending.


                                                    Adjusted
         Fiscal Quarter      Fiscal Year      Consolidated EBITDA
         --------------      -----------      -------------------

         First                  2000              $ 26,500,000
         Second                 2000              $ 18,500,000
         Third                  2000              $ 24,500,000
         Fourth                 2000              $ 25,000,000
         First                  2001              $105,000,000
         Second                 2001              $105,000,000
         Third                  2001              $115,000,000
         Fourth                 2001              $115,000,000
         First and thereafter   2002              $125,000,000

     17. Section 8.21 of the Agreement hereby is deleted in its entirety and the following is substituted therefor:

         SECTION 8.21 Subsidiary Borrowings.

          Flowers shall not permit any Restricted Subsidiary to become liable for any Indebtedness, whether secured or unsecured, except: (i) such of the foregoing as is owed to Flowers or another Wholly-Owned Subsidiary; (ii) Indebtedness or obligations secured by Liens permitted by Section 8.16;
     (iii) Indebtedness or obligations of a Subsidiary outstanding at the time such Subsidiary becomes a Subsidiary, provided that (a) such Indebtedness shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary, and (b) immediately after such Subsidiary becomes a Subsidiary, no Default or Event of Default shall exist, and provided, further, that such Indebtedness may not be extended, renewed, or refunded except as otherwise permitted by this Agreement; and (iv) subject to the provisions of Section 8.25, other Indebtedness which, when combined with the total of the Indebtedness secured by all Liens permitted by Section 8.16(r), without duplication, does not exceed 20% of Adjusted

     Consolidated Net Worth as of the last day of the immediately preceding Fiscal Quarter.

     18. Section 8.24 of the Agreement hereby is deleted in its entirety and the following is substituted therefor:

         SECTION 8.24 Borrowing Base.

          At the end of each Fiscal Period, the sum of (i) all Indebtedness (including the Loans under the Flowers Credit Agreement and the obligations of Flowers under this Agreement in an amount equal to the Maximum Recourse Amount) of Flowers and its Restricted Subsidiaries plus (ii) all Synthetic Lease Obligations of Flowers and its Restricted Subsidiaries shall not exceed the Borrowing Base, and within 10 Domestic Business Days after the end of such Fiscal Period, Flowers shall furnish to the Bank a certificate, in reasonable detail, showing the calculations with respect thereto.

     19. A new Section 8.25 hereby is added, as follows:

         SECTION 8.25 New Indebtedness for Money Borrowed and New Capitalized Leases.

          Flowers shall not, and Flowers shall not permit its Restricted Subsidiaries to, incur any New Indebtedness for Money Borrowed or New Capitalized Leases, provided, that, so long as no Default or Event of Default is in existence or would be created thereby: (i) New Indebtedness for Money Borrowed may be issued in any amount, subject to the provisions of Section 8.21, so long as the indenture, agreement, instrument or other agreement related thereto does not directly or indirectly prohibit or restrain, or have the effect of prohibiting or restraining, or imposing materially adverse conditions on, the ability of Flowers or its Restricted Subsidiaries to create any Lien on any of its assets in favor of the Participants to secure the Escrow Funding Obligation and other obligations owed by Flowers to the Participants under this Agreement and under any other agreement pertaining to Indebtedness which must be equally and ratably secured by any Lien securing the Escrow Funding Obligation and such other obligations (the foregoing being collectively referred to as a "Negative Pledge Clause"); (ii) subject to the provisions of Section 8.21, New Indebtedness for Money Borrowed may be incurred pursuant to a working capital line up to $50,000,000 (which does not contain a Negative Pledge Clause); and (iii) New Capitalized Leases may be entered into up to an aggregate of $25,000,000 which do not contain a Negative Pledge Clause (except as to the assets being leased pursuant thereto).

     20. A new Section 8.26 hereby is added, as follows:

         SECTION 8.26 Capital Expenditures.

          Flowers shall not, and Flowers shall not permit its Restricted Subsidiaries to, incur Capital Expenditures in any Fiscal Year, except that Capital Expenditures may be incurred up to an aggregate amount not exceeding (x) $40,000,000 in the 2000 Fiscal Year and (y) $37,500,000 in any Fiscal Year thereafter, provided that after giving effect to the incurrence of any Capital Expenditures permitted by this Section, no Default shall be in existence or be created thereby.

     21. A new Section 8.27 hereby is added, as follows:

          SECTION 8.27 Restricted Payments. Flowers will not declare any Restricted Payment during any Fiscal Year unless, as of the date of such declaration, no Default or Event of Default is in existence or would be created thereby by the making of such payment, and: (i) with respect to Restricted Payments consisting of repurchases of stock in Flowers from any employee of Flowers or any Restricted Subsidiary whose such employment is being or has been terminated (whether voluntarily or involuntarily), repurchases for an aggregate amount for all such employees not exceeding $2,500,000 in any Fiscal Year; and (ii) with respect to all other Restricted Payments, on a pro forma basis, based upon Flowers' good faith estimates (taking into account circumstances then known to it), after giving effect to such declaration and the payment thereof, and taking into account any additional Indebtedness anticipated in good faith by Flowers to be incurred in connection therewith during the relevant period and other Indebtedness anticipated in good faith by Flowers to be incurred during the relevant period, together with interest expense during the relevant period on all such anticipated Indebtedness, both as of (x) the end of the current Fiscal Period and (y) the end of the current Fiscal Quarter, (1) no Default or Event of Default would be in existence or created thereby, (2) the sum of the Unused Commitments less any Swing Loans and Money Market Loans then outstanding, (as such terms are defined in the Flowers Credit Agreement) would be at least $15,000,000 and (3) the amount by which the Borrowing Base would exceed the sum of all Indebtedness plus (without duplication) all Synthetic Lease Obligations would be at least $15,000,000. Prior to declaring any Restricted Payments pursuant hereto, Flowers shall furnish to the Bank a certificate, in reasonable detail, showing the calculations with respect to the foregoing.

     22. Section 9.01(b) of the Agreement hereby is deleted in its entirety and the following is substituted therefor:

     (b) Flowers shall fail to observe or perform any covenant contained in: (i) Sections 8.01(e), 8.02(ii), 8.03 through 8.05, inclusive, Sections 8.17 through 8.19, inclusive, Sections 8.20 or 8.25 through 8.27, inclusive; or
     (ii) Section 8.24, and, with respect to this clause (ii) such failure shall not have been cured within 10 days after the earlier to occur of (1) delivery to the Bank of the certificate required to be furnished pursuant to Section 8.24 and (2) the date such certificate was required to be so delivered pursuant to
         Section 8.24; or (ii) Sections 8.14, 8.15 or 8.21, and with respect to this clause (ii) such failure shall not have been cured within 10 days after the earlier to occur of (1) written notice thereof has been given to Flowers by the Bank at the request of any Participant or (2) any Responsible Officer of Flowers otherwise becomes aware of any such failure; or

         23. Exhibit H, Compliance Certificate to the Agreement, is hereby deleted in its entirety and Exhibit H attached hereto is substituted therefor.

         24. Upon SunTrust's receipt of (i) executed signature pages from all parties to this Amendment, and (ii) an amendment fee in the amount of $420,000, all amendments to the Participation Agreement made herein shall become effective as of the Second Amendment Effective Date, unless expressly stated to become effective as of any other date. Such amendment fee shall be distributed to all Participants that execute this Amendment pro rata based on their respective interests.

         25. Except for the amendments and agreements expressly set forth above, the Agreement shall remain unchanged and in full force and effect. Flowers acknowledges and expressly agrees that the Participants reserve the right to, and do in fact, require strict compliance with the terms and provisions of the Agreement, as amended by this Amendment.

         26. Flowers hereby affirms and restates as of the date hereof all covenants set forth in the Agreement, as amended hereby, and such covenants are incorporated by reference herein as if set forth herein directly.

         27. Except as expressly amended herein, all terms, covenants and conditions of the Agreement and all other Loan Documents shall remain in full force and effect. The parties hereto do expressly ratify and confirm the Agreement as amended herein.

         28. Flowers hereby agrees that nothing herein shall constitute a waiver by the Participants of any Default or Event of Default, whether known or unknown, which may exist under the Agreement. Flowers hereby further agrees that no action, inaction or agreement by the Participants, including without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Agreement which may have occurred with respect to the non-payment of any obligation during the terms of the Agreement or any portion thereof, or any other matter relating to the Agreement, shall require or imply any future indulgence, waiver, or agreement by the Participants. In addition, Flowers acknowledges and agrees that it has no knowledge of any defenses, counterclaims, offsets or objections in its favor against the Participants with regard to any of the obligations due under the terms of the Agreement or any other Program Document as of the date of this Amendment.

         29. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

         30. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

         31. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

         32. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment through their authorized officers as of the date first above written.

                                           FLOWERS INDUSTRIES, INC.


                                           By:
                                               --------------------------------
                                               Name:
                                                     ---------------------------
                                               Title:
                                                     ---------------------------



                                           Attest:
                                                  -----------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                       -------------------------

                                                  [CORPORATE SEAL]

Address for Notices:                         SUNTRUST BANK, formerly known as
                                             SunTrust Bank, Atlanta, as the Bank
                                             and as a Participant


303 Peachtree St., N.E., 3rd Floor
Atlanta, GA 30308
Attention: Ms. Kim Martin                     By:
Telecopy No.: (404) 230-5305                     -------------------------------
                                                 Name:
Participating Commitment: $60,000,000            Title:
Pro Rata Share: 75%

                                              COOPERATIEVE CENTRALE
                                              RAIFFEISEN-BOERENLEENBANK B.A.,
Rabobank Nederland                            "RABOBANK NEDERLAND,"
245 Park Avenue                               NEW YORK BRANCH, as a Participant
New York, New York 10167
Attention:  Corporate Services Department
Telecopy No.:  (212) 818-0233                 By:
                                                   ----------------------------
with a copy to:                                    Name:
                                                   Title:
Rabobank Nederland
One Atlantic Center, Suite 3450               By:
1201 W. Peachtree Street                           ----------------------------
Atlanta, Georgia 30309-3400                        Name:
Attention: Mr. Theodore Cox                        Title:
Telecopy No.:  (404) 877-9150

Participating Commitment: $20,000,000
Pro Rata Share: 25%

                                   EXHIBIT H

                             COMPLIANCE CERTIFICATE

         Reference is made to the Loan Facility Agreement dated as of November 5, 1999, and as amended by that certain First Amendment to Loan Facility Agreement dated as of December 29, 1999 (among Flowers Industries, Inc., SunTrust Bank, formerly known as SunTrust Bank, Atlanta a Georgia banking corporation (the "Bank"), and SunTrust Bank and each of the other lending institutions listed on the signature pages thereto (SunTrust Bank, Atlanta and such lenders, together with any assignees thereof becoming "Participants" pursuant to the terms of the Loan Facility Agreement, the "Participants"). Capitalized terms used herein shall have the meanings ascribed thereto in the Loan Facility Agreement.

         Pursuant to Section 8.01(c) of the Loan Facility Agreement, , the duly authorized of Flowers Industries, Inc., hereby (A) certifies to the Agent and the Banks that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of , , (B) certifies to the Bank that no Default is in existence on and as of the date hereof and (C) restates and reaffirms that the representations and warranties contained in Article VII of the Loan Facility Agreement are true on and as of the date hereof as though restated on and as of this date.

                                    FLOWERS INDUSTRIES, INC.


                                    By:
                                       ----------------------------------------
                                       Title:

                              COMPLIANCE CHECK LIST
                            Flowers Industries, Inc.

                           -------------------------

                             --------------, -----

1.       Loans and Advances (Section 8.14)

         Neither Flowers nor any of its Material Subsidiaries shall make loans or advances to any Person except as permitted by Section 5.16 and except: (i) loans or advances to employees not exceeding $10,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date; (ii) deposits required by government agencies or public utilities; (iii) loans or advances to and among Flowers and its Wholly Owned Subsidiaries; and (iv) other loans or advances, to Persons other than the Unrestricted Subsidiaries (loans and advances to Unrestricted Subsidiaries not being permitted), in an aggregate amount outstanding which do not exceed 15% of Adjusted Consolidated Total Assets as of the last day of the immediately preceding Fiscal Quarter; provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, no Default shall be in existence or be created thereby.

         (a)      loans and advances to employees               $
                                                                 --------------
         (b)      lesser of (a) and $10,000,000                 $
                                                                 --------------

         (c)      other loans and advances not
                  permitted by clauses (i) through (iii),
                  inclusive(1)                                  $
                                                                 --------------

         (d)      Adjusted Consolidated Total Assets            $
                                                                 --------------

         (e)      15% of (d)                                    $
                                                                 --------------

         Limitation (d) may not exceed (e)


--------
(1) Loans and advances to the Unrestricted Subsidiaries are not permitted and may not be included in this category.

2.       Negative Pledge (Section 8.16)

         (a)      Amount of Indebtedness secured by Liens
                  permitted by Sections 8.16(a)
                  through 8.16(g), inclusive, and
                  (l) and (n)    Schedule - 1                       $
                                                                     -----------
         (b)      Amount of Debt secured by Liens not
                  permitted by Section (q)   Schedule - 1           $
                                                                     -----------

         (c)      Aggregate amount of Indebtedness of
                  Restricted Subsidiaries permitted
                  by Section 8.20(iv)                               $
                                                                     -----------

         (d)      Sum of (b) and (c)                                $
                                                                     -----------

         (e)      Adjusted Consolidated Net Worth                   $
                                                                     -----------

         (f)      20% of (e)                                        $
                                                                     -----------

         Limitation (d) may not exceed (f)

3.       Adjusted Fixed Charge Coverage Ratio (Section 8.17)

At the end of each Fiscal Quarter, commencing with the second Fiscal Quarter of the 2000 Fiscal Year, the ratio of Adjusted EBILTDA to Adjusted Consolidated Fixed Charges shall at all times be equal to or greater than the ratio set forth below for such Fiscal Quarter of each Fiscal Year set forth below:

                                         Adjusted Fixed Charges
Fiscal Quarter         Fiscal Year       Coverage Ratio
--------------         -----------       --------------

Second                 2000              1.10 to 1.0
Third                  2000              1.15 to 1.0
Fourth                 2000              1.20 to 1.0
First                  2001              1.25 to 1.0
Second                 2001              1.25 to 1.0
Third                  2001              1.25 to 1.0
Fourth                 2001
and thereafter                           1.50 to 1.0

         (a)      Adjusted Consolidated Net Income
                  Schedule 2                                    $
                                                                 --------------
         (b)      Adjusted Consolidated Interest
                  Expense - Schedule 2                          $
                                                                 --------------

         (c)      payments on operating leases
                  and rental agreements                         $
                                                                 --------------

         (d)      taxes - Schedule 2                            $
                                                                 --------------

         (e)      depreciation - Schedule 2                     $
                                                                 --------------

         (f)      amortization - Schedule 2                     $
                                                                 --------------

         (g)      sum of (a) plus (b) plus (c)
                  plus (d) plus (e) plus (f)                    $
                                                                 --------------
                                                                $
         (h)      sum of (b) plus (c)                            --------------

              Ratio of (g) to (h)                                 --------------

                  Requirement                                    [> 1.10 to 1.0]
                                                                 [> 1.15 to 1.0]
                                                                 [> 1.20 to 1.0]
                                                                 [> 1.25 to 1.0]
                                                                 [> 1.50 to 1.0]

4.       Leverage Ratio (Section 8.18)

         The Leverage Ratio shall at all times be equal to or less than 0.65 to 1.0.

         (a)      Adjusted Consolidated Total Debt
                  Schedule - 4                                   $
                                                                 --------------

         (b)      Adjusted Consolidated Net Worth                $
                                                                 --------------

         (c)      Sum of (a) plus (b)                            $
                                                                 --------------

         Ratio of (a) to (c)
                                                                 --------------

         Requirement                                             0.65 to 1.00

5.       Minimum Adjusted Consolidated Net Worth (Section 8.19)

         Adjusted Consolidated Net Worth will at no time be less than $487,569,000, plus the sum of (x) 50% of the cumulative Net Proceeds of Capital Stock received during any period after April 27, 1998, plus (y) 50% of any equity resulting from a conversion of Indebtedness of Flowers during any period after April 27, 1998, less (z) any amount of equity of Flowers repurchased during any period after April 27, 1998, calculated quarterly at the end of each Fiscal Quarter.

         (a)      cumulative Net Capital Proceeds since
                  April 27, 1998                              $__________

         (b)      50% of (a)                                  $__________

         (c)      equity resulting from Indebtedness
                  conversion since April 27, 1998             $__________

         (d)      amount of equity repurchased
                  since April 27, 1998                        $__________

         (e)      (c) less (d)                                $__________

         (f)      50% of (e)                                  $__________

         (g)      sum of $487,589,000, plus (b),
                  plus (f)                                    $__________

         (h)      Adjusted Consolidated Net Worth             $__________

                  Limitation  (h) may not be less than (g)

6.       Adjusted Consolidated EBITDA (Section 8.20)

         At the end of each Fiscal Quarter, commencing with the first Fiscal Quarter of the 2000 Fiscal Year, Adjusted Consolidated EBITDA shall at all times be equal to or greater than the amount set forth below for each Fiscal Quarter of each Fiscal Year set forth below, and shall be calculated (i) at the end of each Fiscal Quarter in the 2000 Fiscal Year, for such Fiscal Quarter only, and (ii) at the end of each Fiscal Quarter thereafter, for the 4 Fiscal Quarter period then ending.

                                                         Adjusted
Fiscal Quarter                           Fiscal Year     Consolidated
--------------                           -----------     ------------
                                                         EBITDA
                                                         ------

First                                       2000         $ 26,500,000
Second                                      2000         $ 18,500,000
Third                                       2000         $ 24,500,000
Fourth                                      2000         $ 25,000,000
First                                       2001         $105,000,000
Second                                      2001         $105,000,000
Third                                       2001         $115,000,000
Fourth                                      2001         $115,000,000
First and thereafter                        2002         $125,000,000
          Adjusted Consolidated EBITDA
          Schedule - 5                                   $__________


7.       Capital Expenditures (Section 8.26)

         Flowers shall not, and Flowers shall not permit its Restricted Subsidiaries to, incur Capital Expenditures in any Fiscal Year, except that Capital Expenditures may be incurred up to an aggregate amount not exceeding (x) $40,000,000 in the 2000 Fiscal Year and (y) $37,500,000
         in any Fiscal Year thereafter, provided that after giving effect to the incurrence of any Capital Expenditures permitted by this Section, no Default shall be in existence or be created thereby.

         (a)      Capital Expenditures incurred in Fiscal Year to date: $_______

                  Limitation: (a) may not exceed $25,000,000 in the 2000 Fiscal Year and $37,500,000 in any Fiscal Year thereafter

                                                                    Schedule - 1


(a)
                      Liens Securing Debt In The Principal
                       Amount of $50,000 or More which are
                        Not Permitted by Sections 8.16(a)
                         through 8.16(g), inclusive, and
                                (l), (n) and (p)

                                                                                Relevant Provision of
Description of Lien                      Amount of Debt Secured                 Section 8.16 Permitting Same
-------------------                      ----------------------                 ----------------------------

1.                                       $
   ----------------                       --------------------                  ---------------------
2.                                       $
   ----------------                       --------------------                  ---------------------
3.                                       $
   ----------------                       --------------------                  ---------------------
4.                                       $
   ----------------                       --------------------                  ---------------------
5.                                       $
   ----------------                       --------------------                  ---------------------
6.                                       $
   ----------------                       --------------------                  ---------------------
7.                                       $
   ----------------                       --------------------                  ---------------------
8.                                       $
   ----------------                       --------------------                  ---------------------
9.                                       $
   ----------------                       --------------------                  ---------------------

(b) Aggregate Amount of Other Liens Securing Debt which are Not Permitted by Sections 8.16(a) through 8.16(g), inclusive
         and (l), (n) and (p)                                       $__________

(c)      Aggregate Amount of All Debt Secured
               by Liens                                             $__________

                                                                    Schedule - 2


                        Adjusted Fixed Charge Coverage(2)

Adjusted Consolidated Net Income for:

_____ quarter _____                                           $__________
_____ quarter _____                                           $__________
_____ quarter _____                                           $__________
_____ quarter _____                                           $__________

         Total                                                $__________

Adjusted Consolidated Interest Expense for:

_____ quarter _____                                           $__________
_____ quarter _____                                           $__________
_____ quarter _____                                           $__________
_____ quarter _____                                           $__________

         Total                                                $__________

Operating Leases and Rentals for:

_____ quarter _____                                           $__________
_____ quarter _____                                           $__________
_____ quarter _____                                           $__________
_____ quarter _____                                           $__________

         Total                                                $__________

Taxes for:

_____ quarter _____                                           $__________
_____ quarter _____                                           $__________
_____ quarter _____                                           $__________
_____ quarter _____                                           $__________

         Total                                                $__________

Depreciation for:

--------------------
2 Include Restricted Subsidiaries Only, and include only Fiscal Year to date for calculation at end of second and third Fiscal Quarter of 2000 Fiscal Year

_____ quarter _____                                           $__________
_____ quarter _____                                           $__________
_____ quarter _____                                           $__________
_____ quarter _____                                           $__________

         Total                                                $__________

Amortization for:

_____ quarter _____                                           $__________
_____ quarter _____                                           $__________
_____ quarter _____                                           $__________
_____ quarter _____                                           $__________

         Total                                                $__________

                                                                    Schedule - 4


                        Adjusted Consolidated Total Debt


                                                     INTEREST
                                                     RATE                  MATURITY              TOTAL
                                                     --------              --------              -----

(a)      Unsecured Borrowed Money

         ====================                        ----------            ----------            $__________

         ====================                        ----------            ----------            $__________

         Total Unsecured Borrowed Money                                                          $__________

(b)      Deferred Purchase Price

         ====================                        ----------            ----------            $__________

         ====================                        ----------            ----------            $__________

         Total Deferred Purchase Price                                                           $__________

(c)      Capitalized Leases

         ====================                        ----------            ----------            $__________

         ====================                        ----------            ----------            $__________

         Total Capitalized Leases                                                                $__________

(d)      Secured Borrowed Money

         ====================                        ----------            ----------            $__________

         ====================                        ----------            ----------            $__________

         Total Secured Borrowed Money                                                            $__________

(e)      Letters of Credit and Similar Instruments(3)

         ====================                        ----------            ----------            $__________

         ====================                        ----------            ----------            $__________

         Total Letters of Credit and Similar Instruments                                         $__________

(f)      Swaps

----------------
(3) Include only if have maturities of greater than 1 year

         ====================                        ----------            ----------            $__________

         ====================                        ----------            ----------            $__________

         Total Swaps                                                                             $__________

(g)      Guaranties

         ====================                        ----------            ----------            $__________

         ====================                        ----------            ----------            $__________

         Total Guaranties                                                                        $__________

(h)      Convertible Redeemable Capital Stock(4)

         ====================                        ----------            ----------            $__________

         ====================                        ----------            ----------            $__________

         Total Convertible Redeemable Capital Stock                                              $__________

(i)      Convertible Subordinated Debt(2)

         ====================                        ----------            ----------            $__________

         ====================                        ----------            ----------            $__________

         Total Convertible Subordinated Debt                                                     $__________

ADJUSTED CONSOLIDATED TOTAL DEBT-sum of (a) plus (b) plus (c) plus (d) plus (e)
     plus (f) plus (g) less (h) less (i)                                                          $__________

----------------
(4) Include only if current market value of an equity security into which it is convertible is greater than the conversion price for such security.

                                                                    Schedule - 5


                         Adjusted Consolidated EBITDA (5)

Adjusted Consolidated Net Income for:

__________ quarter __________                               $__________
__________ quarter __________                               $__________
__________ quarter __________                               $__________
__________ quarter __________                               $__________

         Total                                              $__________

Adjusted Consolidated Interest Expense for:

__________ quarter __________                               $__________
__________ quarter __________                               $__________
__________ quarter __________                               $__________
__________ quarter __________                               $__________

         Total                                              $__________

Taxes for:

__________ quarter __________                               $__________
__________ quarter __________                               $__________
__________ quarter __________                               $__________
__________ quarter __________                               $__________

         Total                                              $__________

Depreciation for:
__________ quarter __________                               $__________
__________ quarter __________                               $__________
__________ quarter __________                               $__________
__________ quarter __________                               $__________

         Total                                              $__________

Amortization for:

__________ quarter __________                               $__________
__________ quarter __________                               $__________
__________ quarter __________                               $__________
__________ quarter __________                               $__________

         Total                                              $__________

Other Non-cash Charges for:

__________ quarter __________                               $__________
__________ quarter __________                               $__________
__________ quarter __________                               $__________
__________ quarter __________                               $__________

                                                      Total

(5) Include Restricted Subsidiaries Only and for each Fiscal Quarter of the 2000 Fiscal Year, include only calculation for such Fiscal Quarter